SCHEDULE 14A (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under § 240.14a-12

NOBILIS HEALTH CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: __________________________

(2)	Aggregate number of securities to which transaction applies: __________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________________

(4)	Proposed maximum aggregate value of transaction: ____________________________________________________

(5)	Total fee paid: ______________________________________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: __________________________________________

(2)	Form, Schedule or Registration Statement No.: __________________________

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(4)	Date Filed: ____________________________________________________

NOBILIS HEALTH CORP.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

and

PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR

To be held on

June 28, 2016

May 26, 2016

NOBILIS HEALTH CORP.

May 26, 2016

Dear Shareholders:

It is my pleasure to invite you to the annual general meeting (the “Meeting”) of Nobilis Health Corp. (“Nobilis” or the “Company”) to be held at Nobilis’ corporate office at 11700 Katy Freeway, Suite 300, Houston, Texas 77079, on June 28, 2016 at 10:00 a.m. local time.

The items of business to be considered and voted upon at this Meeting are described in the Notice of Annual General Meeting of Shareholders and the accompanying Proxy Statement and Management Information Circular.

You can find further information concerning Nobilis on our website: www.nobilishealth.com. We encourage you to visit our website before attending the Meeting.

Your participation at this Meeting is important. We encourage you to exercise your right to vote, which can easily be done by following the instructions provided in the Proxy Statement and Management Information Circular and Form of Proxy.

I will provide a report on the Company’s affairs. You will also have the opportunity to ask questions and to meet a representative from the Company’s independent registered public accounting firm, Crowe Horwath LLP.

We look forward to seeing you on June 28, 2016.

Yours very truly,

/s/ Steve Ozonian

Steve Ozonian
Chair of the Board
Nobilis Health Corp.

Nobilis Health Corp.

Important Notice Regarding the
Annual General Meeting of Shareholders to be held on June 28, 2016

NOTICE IS HEREBY GIVEN that the Annual General Meeting (the “Meeting”) of the common shareholders (“Shareholders”) of Nobilis Health Corp. (the “Company”) will be held at the Company’s corporate office at 11700 Katy Freeway, Houston, Texas 77079, on Tuesday, June 28, 2016, at 10:00 a.m. local time, for the following purposes, namely:

(a)	to receive the consolidated financial statements of the Company for the year ended December 31, 2015, together with the report of the auditors thereon;

(b)	to appoint Crowe Horwath LLP as the Company’s independent auditors for the ensuing year and to authorize the directors to fix their remuneration;

(c)	to set the number of directors at seven (7) for the ensuing year;

(d)	to elect directors for the ensuing year;

(e)	to consider and, if deemed advisable, pass an ordinary resolution, the full text of which is set forth in Exhibit “B” to the Circular, ratifying and approving the Advance Notice Policy adopted by the Board of Directors on May 24, 2016; and

(f)	to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

This notice is accompanied by a form of proxy, a supplemental mailing return list card and a proxy statement and management information circular dated May 26, 2016 (the “Circular”). This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and in the accompanying proxy card, which provides information relating to the matters to be dealt with at the Meeting.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

How to Vote

A proxy form is enclosed herewith. Registered Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed proxy form to CST Trust Company, by mail at Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1, not later than 10:00 a.m. (Houston time) on the second business day preceding the date of the Meeting or any adjournment or postponement thereof. Proxies may also be sent by facsimile to CST Trust Company at toll-free within Canada and the United States to fax: 866-781-3111, local fax: 416-368-2502 or by e-mail to proxy@canstockta.com.

Non-registered Shareholders receiving these materials through their broker or other intermediary should complete and return the voting instruction form provided to them by their broker or other intermediary in accordance with the instructions provided therein, or otherwise follow the instructions provided by their broker or other intermediary.

Vote In Person: Many Shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. The Circular contains instructions on how to vote your shares in person.

The board of directors of the Company (the “Board”) has fixed the close of business on May 13, 2016 (the “Record Date”) as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting, and any adjournment or postponement thereof.

Whether or not you expect to attend the Meeting, please exercise your right to vote by completing and returning the form of proxy or voting instructions form in accordance with the instructions set forth in the Circular. If you execute the form of proxy or voting instructions form you may still attend the Meeting. Please review the Circular prior to voting.

DATED at Houston, Texas this 26th day of May, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Steve Ozonian
Steve Ozonian
Chair of the Board

PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR

EXPLANATORY NOTE

We are an "emerging growth company" under applicable U.S. federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement and Management Information Circular the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (or the JOBS Act) including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (or the Exchange Act). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We expect to remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (ii) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period.

General Information

The information contained in this proxy statement and management information circular (this “Circular”) is presented as at May 26, 2016, unless otherwise indicated herein, and is furnished in connection with the solicitation of proxies by or on behalf of management of Nobilis Health Corp. (the “Company” or “Nobilis”) for use at the annual meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares in the capital of the Company (the “Common Shares”) to be held at Nobilis’ corporate office at 11700 Katy Freeway, Suite 300, Houston, Texas 77079, on June 28, 2016 at 10:00 a.m. local time. In this document, “you” and “your” refer to the Shareholders, and “we”, “us” and “our” refer to the Company.

Who can vote?

Shareholders who are registered at the close of business on May 13, 2016 (the “record date”) will be entitled to vote at the meeting or at any adjournment or postponement thereof, either in person or by proxy. As at the date hereof, there are 76,777,978 Common Shares issued and outstanding. Each Common Share entitles the holder thereof to one (1) vote at the Meeting.

What information is in this proxy circular?

This Circular contains all the information we are required by law to provide to you as well as other information we believe you should know in order for you to make a well informed decision when you vote. Such information includes, but is not limited to, director personal information, director compensation, meeting information for the Company’s board of directors (the “Board”) and Board committees, our compensation philosophy, our performance, and our named executive officers’ compensation. All references to dollars and compensation amounts in this Circular are to U.S. dollars unless otherwise indicated.

What will I be voting on?

Shareholders will be voting to (i) set the number of directors at seven (7) for the ensuing year (ii) elect directors of the Company (iii) appoint Crowe Horwath LLP as the auditors of the Company for the ensuing year and (iv) ratify and approve the Advance Notice Policy adopted by the Board on May 24, 2016.

How will these matters be decided at the Meeting?

All of the matters to be considered at the Meeting are to be approved by ordinary resolutions. Approval by ordinary resolution requires that a simple majority of the votes cast in respect of a resolution by or on behalf of the Shareholders present in person or represented by proxy at the Meeting be voted in favour of the resolution.

Who is soliciting my proxy?

The solicitation of proxies by this Circular is being made by or on behalf of the Board of the Company. Proxies will be solicited primarily by mail, but may also be solicited personally, by telephone, or by facsimile by the regular employees of the Company at nominal costs, which shall be borne by the Company.

Who may I call with questions?

If you have questions about the information contained in this Circular or require assistance in completing your form of proxy, please contact the Corporate Secretary of Nobilis at 281-355-8614 (which is not a toll free number) or by email at mmaruca@nobilishealth.com.

How can I contact the transfer agent?

You can contact the Company’s transfer agent by mail at CST Trust Company, 1600 – 1066 West Hastings St., Vancouver, BC V6E 3X1, by telephone at 1-604-235-3701, by fax at 1-604-235-3705 or by e-mail at inquiries@canstockta.com.

How do I vote?

If you are eligible to vote and your Common Shares are registered in your name, you can vote your Common Shares in person at the Meeting or by proxy as explained below. If your Common Shares are held in the name of a nominee, please see the instructions below under “How do I vote if I am a non-registered Shareholder.”

How do I vote if I am a registered Shareholder?

(a) Voting in Person

You are a registered Shareholder if your name appears on your share certificate. If this is the case, you may attend and vote in person at the Meeting.

(b) Voting by Proxy

As a registered Shareholder, you may also appoint someone else as your proxy holder to attend and vote at the Meeting by using the enclosed form of proxy. The persons currently named as proxies in such form of proxy are the Chief Financial Officer and the Corporate Secretary of the Company. A Shareholder has the right to appoint a person or company (who need not be a Shareholder) other than the persons designated in the enclosed form of proxy to attend the Meeting and to vote and act for and on behalf of such Shareholder at the Meeting, and any adjournment or postponement thereof. Such right may be exercised by inserting the name of the person to be appointed in the blank space provided in the form of proxy, signing the form of proxy and returning it to the offices of CST Trust Company at the address and in the manner set forth in the accompanying Notice of Annual General Meeting (the “Meeting Notice”).

•	How can I send in my form of proxy?

Registered Shareholders who cannot attend and vote at the Meeting are urged to complete, sign, date and return the enclosed proxy form in one of the manners set out in the form of proxy. Only persons that were Shareholders as at the close of business on the record date are entitled to attend and vote at, or appoint a proxy holder to attend and vote at the Meeting.

•	What is the deadline for receiving the form of proxy?

The deadline for receiving duly completed forms of proxy is 10:00 a.m. (Houston time) on June 24, 2016, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned or postponed Meeting.

•	How will my Common Shares be voted if I give my proxy?

Your Common Shares will be voted or withheld from voting in accordance with your instructions indicated on the proxy. If no instructions are indicated, the Common Shares represented by such proxy will be voted FOR or IN FAVOUR of each matter identified in the Meeting Notice. The enclosed form of proxy confers discretionary authority upon the persons named in the form of proxy with respect to amendments to or variations of matters identified in the Meeting Notice and with respect to other matters, if any, which may properly come before the Meeting. As at the date of this Circular, the management of the Company knows of no such amendments, variations, or other matters to come before the Meeting, other than the matters referred to in the Meeting Notice. However, if any other matters which at present are not known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxy.

•	If I change my mind, how can I revoke my proxy?

A registered Shareholder who has given a proxy may revoke it (a) by depositing an instrument in writing executed by such Shareholder or by such Shareholder’s attorney authorized in writing, or, if the Shareholder is a corporation, by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing (i) at the offices of CST Trust Company, by mail at Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 or by hand at 320 Bay Street, Banking Hall Level, Toronto, Ontario M5H 4A6 at any time up to 10:00 a.m. (Toronto time) on the second business day preceding the date of the Meeting or any adjournment or postponement thereof or (ii) with the chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment or postponement thereof; or (b) in any other manner permitted by law.

How do I vote if I am a non-registered Shareholder?

Only registered Shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. In many cases, however, Common Shares beneficially owned by a person (a “Non-Registered Holder”) are registered either:

(a) in the name of an intermediary such as a bank, trust company, securities dealer, trustee or administrator of self-administered RRSPs, RRIFs, RESPs and similar plans (each an “Intermediary”) that represents the Non-Registered Holder in respect of its Common Shares; or

(b) in the name of a depository (a “Depository”, such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.

In accordance with the requirements of National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company will have distributed copies of the Meeting Notice, the Circular, the form of proxy (collectively, the “Meeting Materials”) to the Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive such materials. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive the Meeting Materials will receive a package from their Intermediary containing either:

(a) a voting instruction form that must be properly completed and signed by the Non-Registered Holder and returned to the Intermediary in accordance with the instructions on the voting instruction form;

or, less typically,

(b) a form of proxy that has already been stamped or signed by the Intermediary that is restricted as to the number of Common Shares beneficially owned by the Non-Registered Holder but which otherwise has not been completed. In this case, the Non-Registered Holder who wishes to submit a proxy should properly complete the form of proxy and deposit it with CST Trust Company at the address set forth in the Meeting Notice.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of Common Shares that they beneficially own. Should a Non-Registered Holder, who receives either a voting instruction form or a form of proxy, wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and service companies. If you are a Non-Registered Holder and have not received a package containing a form of proxy or voting instruction form, please contact your Intermediary. The Company does not intend to pay for Intermediaries to forward to objecting beneficial owners under NI 54-101 the Meeting Materials and Form 54-101F7 – Request for Voting Instructions Made by Intermediary. The objecting beneficial owners will not receive the Meeting Materials unless the objecting beneficial owner’s Intermediary assumes the cost of delivering the Meeting Materials.

A Non-Registered Holder may revoke a proxy or voting instruction form which has been given to an Intermediary by written notice to the Intermediary or by submitting a proxy or voting instruction form bearing a later date. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

To the knowledge of the Board, except as otherwise set out in the Circular, no director, officer or insider of the Company, or any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information regarding the beneficial ownership of our outstanding ordinary shares on May 18, 2016, except as noted below, by (1) each person who is known by us to beneficially own more than 5% of our outstanding voting power, (2) each director, nominee for director and named executive officer, and (3) all of our directors and executive officers as a group. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to his shares beneficially owned. For purposes of the tables below, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire on or within 60 days after May 18, 2016.

	Shares of Common Stock	Percentage of Class
Name and Address of Beneficial Owner (1)	Beneficially Owned	Beneficially Owned (2)
Directors and executive officers:
Donald Kramer (3)	17,950,282	23.4%
Harry Fleming (4)	2,776,955	3.6%
Matthew Maruca (5)	193,966	*
Steve Ozonian (6)	46,520	*
Richard Ganley (7)	270,600	*
Jennifer Hauser (8)	40,746	*
Kenneth Efird (9)	637,400	*
Kenneth Klein (10)	77,300	*
New director nominees:
Thomas Foster (11)	121,786	*
Peter Horan	-	0.00%
Michael Nichols	-	0.00%
All current executive officers and directors as a group (8 persons)	21,993,769	28.4%

(1)	Unless otherwise indicated, the address of all beneficial owners of our ordinary shares set forth above is 11700 Katy Freeway, Suite 300, Houston, Texas 77079.
(2)	Based on 76,777,978 common shares outstanding as of May 18, 2016. Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by our officers, directors and principal Shareholders and reporting forms, if any, filed with the SEC on behalf of such persons.
(3)	Includes 15,874,482 common shares held by Healthcare Ventures Ltd., 3330 Chevy Chase, Houston, Texas 77019. Dr. Kramer owns 100% of Healthcare Ventures Ltd. Includes 75,800 common shares that are held indirectly by Dr. Kramer through Donald Kramer Family, LLC, a company owned 50% by Dr. Kramer and 50% by Dr. Kramer’s spouse, Ilene T. Kramer.
(4)	Includes 25,000 vested Options and 25,000 Options that will vest on June 30, 2016 granted to Mr. Fleming pursuant to the Stock Option Plan. Includes 17,500 common shares held by Mr. Fleming’s adult sons and 2,500 vested Options granted to Mr. Fleming’s adult son pursuant to the Stock Option Plan. Mr. Fleming disclaims beneficial ownership of the securities held by his adult sons.
(5)	Includes 183,333 vested Options and 8,333 Options that will vest on June 30, 2016 granted to Mr. Maruca pursuant to the Stock Option Plan.
(6)	Includes 45,000 vested Options granted to Mr. Ozonian pursuant to the Stock Option Plan.
(7)	Includes 225,000 vested Options granted to Mr. Ganley pursuant to the Stock Option Plan.
(8)	Includes 25,000 vested Options granted to Ms. Hauser pursuant to the Stock Option Plan.
(9)	Includes 83,333 vested Options and 16,667 Options that will vest on June 30, 2016 granted to Dr. Efird pursuant to the Stock Option Plan.
(10)	Includes 62,500 vested Options and 12,500 Options that will vest on June 30, 2016 granted to Mr. Klein pursuant to the Stock Option Plan.
(11)	Includes 15,000 common shares held by the Thomas Orion Foster III Family Trust. Thomas Foster has voting and investment power over such common shares.

MATTERS TO BE CONSIDERED AT THE MEETING

FINANCIAL STATEMENTS AND AUDITOR’S REPORT

Management, on behalf of the Board, will submit to the Shareholders at the Meeting the consolidated financial statements of the Company for the year ended December 31, 2015, and the Auditor’s Report thereon, but no vote by the Shareholders with respect thereto is required or proposed to be taken. The consolidated financial statements and Auditor’s Report will be presented at the Meeting and are available at www.sedar.com and at www.sec.gov.

APPOINTMENT OF AUDITOR

At the Meeting, Crowe Horwath LLP (“Crowe”), 750 North St. Paul Street, Dallas, Texas 75201, will be recommended by management and the Board for appointment as independent auditors of the Company at remuneration to be fixed by the directors.

Effective September 2, 2015, Calvetti Ferguson P.C. (“Calvetti”) resigned as the Company’s independent registered public accounting firm. On that same day, the Company, through and with the approval of the Audit Committee, engaged Crowe as its independent registered public accounting firm. A copy of the Company’s Notice of Change in Registrant’s Certifying Accountant dated September 2, 2015 along with a letter from Calvetti are attached hereto as Exhibit “E”. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. For the years ended December 31, 2014 and 2015, Calvetti billed the fees set forth below:

	Year Ended	Year Ended
Fees	December 31, 2014	December 31, 2015
Audit Fees (1)	$226,000	$672,300
Audit-Related Fees (2)	$184,000	$181,996
Tax Fees (3)	$102,000	$128,218
All Other Fees (4)	$24,000	$—
Total Fees	$536,000	$982,514

For the years ended December 31, 2014 and 2015, Crowe billed the fees set forth below:

	Year Ended	Year Ended
Fees	December 31, 2014	December 31, 2015
Audit Fees (1)	$—	$913,247
Audit-Related Fees (2)	$—	$868,500
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—
Total Fees	$—	$1,781,747

(1)	Audit Fees include fees billed for professional services rendered for the annual audit of our consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports and other related services that are normally provided in connection with statutory and regulatory filings as well as work performed in conjunction with the restatement of the Company’s financial statements for December 31, 2014 and the first and second quarters of 2015. Crowe performed work in conjunction with the third quarter 2015 and the Company’s financial statements for December 31, 2015.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include audits of our benefit plan financial statements, due diligence in connection with mergers and acquisitions, attestation services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
(3)	Tax Fees consist of bills for tax compliance, tax advice and tax planning.
(4)	All Other Fees consist of bills for other services not included in the categories above.

Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Accountant

Pursuant to the Company’s Audit Committee Charter, the Audit Committee has the responsibility to review and approve the fees charged by the external auditors for audit services, and to review and approve all services other than audit services to be provided by the external auditors, and associated fees. All of the engagements and fees for the fiscal year ended December 31, 2015 were pre-approved by the Audit Committee.

Management recommends that the Shareholders vote in favour of the appointment of Crowe as the Company’s auditors for the ensuing year and grant the Board the authority to determine the remuneration to be paid to the auditor.

Unless a proxy specifies that the Common Shares it represents are to be withheld from voting in favour of the matter proposed above, the proxies named in the accompanying form of proxy intend to vote in favour of the appointment of Crowe as auditor of the Company.

SETTING THE NUMBER OF DIRECTORS

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass an ordinary resolution to set the number of directors of the Board at seven (7) for the ensuing year. The Board currently consists of five (5) directors.

Unless a proxy specifies that the Common Shares it represents are to be withheld from voting in favour of the matter proposed above, the proxies named in the accompanying form of proxy intend to vote in favour of the proposal to set the number of directors of the Board at seven (7).

ELECTION OF DIRECTORS

The term of office of each director expires at the time of the Meeting unless successors are not elected, in which case the directors remain in office until their successors are elected or appointed in accordance with applicable law and the Company’s articles.

Management proposes to nominate, and the persons named in the accompanying form of proxy will vote for (in the absence of specifications or instructions to withhold from voting on the proxy), the election of the seven persons whose names are set forth below, but will not vote for a greater number of persons than the number of nominees named in the form of proxy. Management does not contemplate that any of the nominees will be unable to serve as a director. If, as a result of circumstances not now contemplated, any nominee is unavailable to serve as a director, the proxy will be voted for the election of such other person or persons as management may select. Each director elected will hold office until the next annual meeting of Shareholders or until his respective successor is elected or appointed in accordance with applicable law and the Company’s articles.

The following table sets forth information with respect to each of the management nominees for director, including the a description of the experience, qualifications, attributes or skills that led our Board to the conclusion that such nominees should serve as members of the Board:

STEVE OZONIAN Laguna Beach, California Director since April 2015 Independent Director

Steve Ozonian, age 61, is an independent member of our Board since April 2015 and has served as the Chairman of the Board since January 2016. Mr. Ozonian serves as chair of the audit and compliance committees of the Board. Mr. Ozonian has served as Chief Real Estate Officer at Carrington Holding Company, a real estate and investment company, since 2011. Mr. Ozonian has served at other public companies such as Prudential as Chairman and Chief Executive Officer of its residential and corporate services companies and also as the Chief Executive Officer of Realtor.com and Real Estate.com all having Sarbanes-Oxley Act of 2002 and government regulatory obligations. Mr. Ozonian also served as the national executive for residential at Bank of America and the Chief Executive Officer at Global Mobility Solutions. Mr. Ozonian brings significant experience as an operations executive and advisor towards the use of the Internet and technology to generate customers and improve the user experience through transparency and empowerment. Mr. Ozonian serves as the lead director of Lending Tree and is a board member at Realty Mogul, Williston Financial Group and Realty Trac. Mr. Ozonian brings to our Board a diverse executive and management experience as well as significant knowledge and experience in public company reporting and corporate governance, as well as expertise in financial analysis and reporting.

Securities Owned

Common Shares	1,520
Stock Options	245,000

Board and Committees	2015 Attendance at Meetings
Board	5/6
Audit Committee	6/6
Compensation Committee	2/2
Compliance Committee	2/2
Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
Lending Tree, Inc.	Audit Committee (Lending Tree, Inc.)
Nominating Committee (Lending Tree, Inc.)
Executive Committee (Lending Tree, Inc.)

RICHARD GANLEY Phoenix, Arizona Director since 2013 Independent Director

Mr. Ganley, age 56, has been a member of our Board since June 2013. Mr. Ganley is the founder and Chief Executive Officer of Van Go Activities and Beehive Logistics & Mobility Innovations, a cloud based technology (SaaS) used by the Hospice, Home Health and Home Care industries to lower operating expenses, reduce billing errors, and increase staff efficiency. Mr. Ganley is a current board member, founder and former Chief Executive Officer of Global Mobility Innovations, a worldwide leader in corporate relocation and human resource solutions. He is also credited with pioneering many Internet tools and services in use today on the World Wide Web. He was the Co-Founder and Chief Executive Officer of Homefair.com, which was one of the first 700 “Dot Com” companies in the world. Mr. Ganley has extensive experience in the financial sector and has held a Series 7-General Securities Representative License, Series 6 – Investment Company Products/Variable Contracts Limited Representative License, Series 63 – Uniform Securities Agent License as well as his Life, Health, Property & Casualty Insurance License, and an Arizona Real Estate License. Mr. Ganley’s breadth of leadership and industry experience, as well as his multi-year tenure and experience as a member of our Board, provides a strong industry perspective and a diverse leadership skillset for our Board.

Securities Owned
Common Shares	69,050
Options	400,000
Board and Committees	2015 Attendance at Meetings
Board	6/6
Audit Committee	6/6
Compensation Committee	2/2
Compliance Committee	2/2
Nominating and Corporate Governance Committee	1/1
Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
None	-

JENNIFER HAUSER New York, New York Director since June 2013 Independent Director

Ms. Hauser, age 48, is a member of our Board since June 2013. Ms. Hauser is a General Manager at Edelman, an international public relations firm, where she serves as founder and Lead of Wellness 360, a division of Edelman's Global Health & Consumer Practices. She joined Edelman in 2005 as Executive Vice President. Prior to Edelman, Jennifer started Hauser/Bragg Communications, a Chicago-based consumer lifestyle public relations firm, which she sold to Euro RSCG/Havas in 2002. Ms. Hauser is a consumer health, wellness and lifestyle specialist and has worked with leading national brands, hospitals, and public health organizations for over 22 years. She actively represents leading health, food/nutrition and consumer product and technology companies including Merck Consumer Healthcare, Glaxo SmithKline, Pfizer, Johnson & Johnson, The Dannon Company, GNC, Microsoft, SpaFinder Wellness, and the American Heart Association. Ms. Hauser is also on the faculty at New York University in the School of Continuing and Professional Studies and a board member of the American Diabetes Association NY Chapter, and on the American Heart Association Consumer Health board committee. We believe Ms. Hauser’s deep knowledge of our industry, experience advising clients in our industry and strong public relations skills brings a necessary asset to our Board.

Securities Owned
Common Shares	15,746
Options	25,000
Board and Committees	2015 Attendance at Meetings
Board	6/6
Audit Committee	6/6
Compensation Committee	2/2
Nominating and Corporate Governance Committee	1/1
Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
None	-

DR. DONALD KRAMER Phoenix, Arizona Director since May 2016

Dr. Donald Kramer, age 60, was appointed to the Board effective May 9, 2016. He served on the Company’s Board of Directors from 2010 to 2015 and also served as the Company’s chief executive officer from 2010 to 2014. Dr. Kramer is a board-certified anesthesiologist who is licensed to practice medicine in the State of Texas. After graduation from Jefferson Medical College in 1981, Dr. Kramer practiced general medicine until 1990 when he entered anesthesiology training in New York, followed by pain management fellowships at Harvard University and Texas Tech University. In 1994, Dr. Kramer developed a private clinical practice in Houston from which he retired to direct the Company’s initial public offering in 2007 and became the Company’s first chief executive officer. We believe Dr. Kramer’s medical background and past service on our Board and senior management team provides our Board with significant industry expertise and critical perspectives in the oversight and strategic direction of our company.

Securities Owned
Common Shares	17,950,282

Board and Committees	2015 Attendance at Meetings
Board	n/a

Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
Nobilis Health Corp.	-

TOM FOSTER Houston, Texas New Director

Mr. Foster, age 76, previously served on the Company’s Board of Directors from October 2010 to June 2013, and from July 2014 to April 2015. Mr. Foster also served as the Company’s Chief Financial Officer from February 2011 through March 2013. Mr. Foster practiced federal and cross-border taxation (international, state and local) for 30 years (through 1997) at Exxon, where he presented numerous tax presentations and meetings with various foreign governments (including China) on local and U.S. tax issues of concern to U.S. oil companies. He managed state income tax litigation (including various major Alaska tax cases). He coordinated industry efforts to challenge states' positions on various tax issues in state and federal courts, including the U.S. Supreme Court. Mr. Foster currently has a private law practice specializing in tax and restructuring. Mr. Foster received his LLM in taxation from New York University School of Law, his JD from Baylor University School of Law and his BBA from Baylor University School of Business. Mr. Foster is a CPA and admitted to practice law in the State of Texas. Mr. Foster’s previous experience on the Board and senior management team of our company, together with his extensive experience in law, tax and finance provide the Board with important and useful perspectives and bolster the Board’s overall skillset.

Securities Owned

Common Shares	121,786

Board and Committees	2015 Attendance at Meetings

n/a	n/a

Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
Nobilis Health Corp.	Audit Committee
Compensation, Nominating and Governance
Committee

PETER HORAN Portland, Oregon New Director Independent Director

Peter C. Horan, age 61, is an entrepreneur and digital media investor with a history of building successful media, commerce and ad technology businesses. Mr. Horan is currently the founder of Horan Media Tech Advisors, which he formed in 2014 to pursue investment and consulting activities in the digital media, commerce and ad technology industries. He previously served as President and Chief Operating Officer of Answers Corporation from May 2012 to February 2014. He was previously Executive Chairman of SocialChorus, a provider of software to automate and streamline social influence marketing. He also served as Chairman of Goodmail Systems, Inc., a provider of e-mail authentication services, from February 2010 to February 2011, and he served as Chief Executive Officer of that company from May 2008 until February 2010. Mr. Horan has made investments in, and served on the board of directors of, several private companies. Prior to that, Mr. Horan served as Chief Executive Officer of IAC/InterActiveCorp Media & Advertising from January 2007 to June 2008. Prior to joining IAC, Mr. Horan served as Chief Executive Officer of AllBusiness.com, Inc., which operates a website providing advice for small businesses, About.com, Inc., an internet resource providing expert advice on a wide variety of topics, and DevX.com, Inc., a provider of technical information, tools and services for IT professionals developing corporate applications. Additionally, Mr. Horan served in senior management roles at International Data Group, a technology media, events and research company, including its Computerworld publication for IT leaders. Prior to that, Mr. Horan spent more than 15 years in senior account management roles at leading advertising agencies, including BBDO and Ogilvy & Mather. Mr. Horan serves on the Board of Directors of Lending Tree, where he sits on the audit, nominating and compensation committees. He also serves on the Board of Directors of DraftDay Fantasy Sports, where he sits on the audit and compensation committees. Mr. Horan is a member of the Board of Directors of Merchant Circle, a private company that helps people find local merchants, Purch Inc., a private media company and Outdoor Projects LLC, a private marketing company specializing in outdoor media projects. We believe that Mr. Horan will bring to our Board a diverse executive and management experience as well as significant knowledge and experience in public company board experience. He also will provide our Board with financial reporting expertise and a unique perspective from his experience in account management positions.

Securities Owned

Common Shares	None

Board and Committees	2015 Attendance at Meetings
n/a	n/a
Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
Lending Tree, Inc.	Audit Committee (Lending Tree, Inc.)
Nominating Committee (Lending Tree, Inc.)
Compensation Committee (Lending Tree, Inc.)
DraftDay Fantasy Sports, Inc.	Audit Committee (DraftDay Fantasy Sports, Inc.)
Nominating Committee (DraftDay Fantasy Sports, Inc.)

MICHAEL C. NICHOLS Houston, Texas New Director Independent Director

Michael C. Nichols, age 64, has served as Interim Chief Executive Officer of the Houston Parks Board since August 2015. He served as Chief Operating Officer of Grocers Supply Company from February 2013 to December 2014, when the Company was sold. Prior to his service at Grocer’s Supply, Mr. Nichols served as general counsel at Sysco Corporation’s corporate office in Houston, Texas, a position he held from 1981 through 1988 and from 1998 through 2010. He also served as vice president of management development and human resources at Sysco. Mr. Nichols is a graduate of Brown University, where he earned a Bachelor of Arts degree in history in 1974. He earned his J.D. degree from Emory University School of Law in 1977. Mr. Nichols served two terms in the Georgia State House of Representatives from 1977 to 1981. In Houston, his volunteer efforts have included service as a board member and chairman of the Houston Food Bank, chairman of the City of Houston Civil Service Commission, and service as a trustee on the Houston Police Officers Pension Plan. We believe Mr. Nichols’ extensive legal and corporate governance experience at large publicly traded corporations will contribute to our Board a diverse executive and management experience as well as significant knowledge and experience in public company reporting and corporate governance.

Securities Owned

Common Shares	None

Board and Committees	2015 Attendance at Meetings
n/a	n/a

Other Public Board Directorships During Last Five Years	Other Board Committee Memberships of Public Entities
None	-

Orders, Bankruptcies, Penalties, Sanctions or Legal Proceedings

As of the date of this Circular, none of the Company’s officers, directors or proposed directors is or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any corporation (including the Company) that (a) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation (collectively, an “order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

None of the Company’s officers, directors or proposed directors, except as described below: (a) is as at the date of this Circular, or has been within 10 years before the date of this Circular, a director or executive officer of any corporation (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or has a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

None of the Company’s officers, directors or proposed directors have been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

In addition, during the past ten years, no director, proposed director or executive officer of the Company has:

(a)	filed or has had filed against such person, a petition under the U.S. federal bankruptcy laws or any state insolvency law, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which such person was a general partner, at or within two years before the time of filing, or any corporation or business association of which such person was an executive officer, at or within two years before such filings;

(b)	been convicted or pleaded guilty or nolo contendere in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s activities in any type of business, securities, trading, commodity or banking activities;

(d)	been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business, securities, trading, commodity or banking activities, or to be associated with persons engaged in any such activity;

(e)	been found by a court of competent jurisdiction in a civil action or by the SEC, or by the U.S. Commodity Futures Trading Commission to have violated a U.S. federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(f)	been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(g)	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No director, proposed director or officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

Director Attendance

Each of our current directors attended at least seventy-five percent (75%) of the applicable Board and committee meetings in 2015.

Advance Notice Policy

On May 24, 2016, the Board adopted an advance notice policy (the “Advance Notice Policy”) with immediate effect, and as more fully described in this Circular under “Ratification and Approval of Advance Notice Policy”. The Advance Notice Policy provides for advance notice to the Corporation in circumstances where nominations of persons for election to the Board are made by Shareholders other than pursuant to (i) a requisition of a meeting made pursuant to the provisions of the Business Corporations Act (British Columbia) or (ii) a shareholder proposal made pursuant to the provisions of the Business Corporations Act (British Columbia).

The Advance Notice Policy will be put to Shareholders for ratification and approval at the Meeting, and if it is not confirmed at the Meeting by ordinary resolution of Shareholders, the Advance Notice Policy will terminate and be of no further force and effect following the conclusion of the Meeting.

The foregoing is merely a summary of the Advance Notice Policy, is not comprehensive and is qualified by the full text of such policy, a copy of which is attached to this Circular as Exhibit “A”.

Unless a proxy specifies that the Common Shares it represents are to be withheld from voting in favor of the candidates proposed above, the proxies named in the accompanying form of proxy intend to vote in favour of each of the director nominees proposed above.

BOARD AND COMMITTEE MATTERS

BOARD OF DIRECTORS

Our Board is responsible for overseeing our affairs. Our Board may conduct its business through meetings and actions taken by written consent in lieu of meetings.

Role of our Board and Risk Oversight. Pursuant to our Articles, our business and affairs are managed under the direction of our Board. Our Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of our Board keep informed of our business by participating in meetings of our Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our executive officers.

In connection with their oversight of risk to our business, our Board and the Audit Committee consider feedback from our executives, including the CEO, CFO and the General Counsel, concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks.

Our Board believes that its composition protects Shareholder interests and provides sufficient independent oversight of our business. A majority of our current directors are "independent" under NYSE MKT standards, as more fully described elsewhere in this Circular. The independent directors intend to meet separately from management on at least a quarterly basis and are very active in the oversight of the Company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our executive officers and the selection and evaluation of directors.

Our Board believes that its majority independent composition, and the roles that our independent directors perform provide effective corporate governance at the board of director’s level and independent oversight of our Board. The current governance structure, when combined with the functioning of the independent director component of our Board and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Code of Conduct and Ethics

We have adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors. The code is available on our web site, www.nobilishealth.com, under the “Investor Relations” tab. We intend to disclose future amendments to, or waivers from, certain provisions of our code of ethics, if any, on the above website within four business days following the date of such amendment or waiver.

Any waiver of the Code of Conduct and Ethics for our executive officers or directors may be made only by our Board or one of its committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.

Our Board has adopted the Mandate and Responsibilities of the Board (a copy of which is attached hereto as Exhibit “D”) that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities (or the Mandate) and the Mandate encourage and promote the attendance by each director at all scheduled meetings of our Board and all meetings of our Shareholders. In addition, a detailed Statement of Corporate Governance Practices can be found attached hereto as Exhibit “C”.

The Code of Conduct and Ethics is available, free of charge, to Shareholders who request it. Requests should be directed to Matthew Maruca, General Counsel, 11700 Katy Freeway, Suite 300, Houston, Texas 77079.

DIRECTOR INDEPENDENCE

The Mandate provides that a majority of the directors serving on our Board must be independent as required by NYSE MKT listing standards. In addition, as permitted under the Mandate, our Board has included within our independence standards the NYSE MKT's independence standards and the standards set forth in Multilateral Instrument 52-110, to assist it in making determinations with respect to the independence of directors. Based upon its review of all relevant facts and circumstances, our Board has affirmatively determined that three of our five current directors— Richard Ganley, Jennifer Hauser and Steve Ozonian—qualify as independent directors under the NYSE MKT listing standards and the Independence Standards. Messrs. Horan and Nichols, if elected, will also qualify as independent directors under these standards.

IDENTIFICATION OF DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is responsible, pursuant to the Guidelines and its charter, for identifying director candidates for our Board and for recommending director candidates to our Board for consideration as nominees to stand for election at our annual meetings of Shareholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the charter of the Nominating and Corporate Governance Committee.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our Board has the authority to appoint committees to perform certain management and administration functions. Our Board currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, Compliance Committee and a Strategic Acquisitions Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The charters for each of these committees are available on our website at www.nobilishealth.com.

Audit Committee

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Steve Ozonian, Richard Ganley and Jennifer Hauser, each of whom satisfies the independence requirements under NYSE MKT listing standards. The chairman of our Audit Committee is Mr. Ozonian. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience. The Board of the Company has determined that Mr. Ozonian is considered an audit committee financial expert as defined by Item 407 of Regulation S-K. The Board has also determined that Mr. Horan, if elected, will be considered an audit committee financial expert.

The purpose of the Audit Committee is to assist our Board with oversight of (i) the quality and integrity of our financial statements and its related internal controls over financial reporting, (ii) our compliance with legal and regulatory compliance, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our independent registered public accounting firm. The Audit Committee’s primary function is to provide advice with respect to our financial matters and to assist our Board in fulfilling its oversight responsibilities regarding finance, accounting, and legal compliance.

Compensation Committee

Our Compensation Committee consists of Steve Ozonian, Richard Ganley and Jennifer Hauser, each of whom our Board has determined to be independent under Section 805(c) of the NYSE MKT Company Guide and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The chairperson of our Compensation Committee is Mr. Ganley.

The primary purpose of our Compensation Committee is to oversee the policies of our Company relating to compensation of our executives and make recommendations to our Board, as appropriate, with respect to such policies. The goal of such policies is to ensure that an appropriate relationship exists between executive pay and the creation of Shareholder value, while at the same time motivating and retaining key employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Richard Ganley and Jennifer Hauser, each of whom our Board has determined to be independent under NYSE MKT listing standards. The chairman of our Nominating and Corporate Governance Committee is Ms. Hauser.

The primary purposes of our Nominating and Corporate Governance Committee are to (i) identify, review and recommend qualified candidates for membership on our Board and the Board committees, (ii) develop and recommend to the Board the appropriate corporate governance principles and practices and (iii) oversee the evaluation of the Board through the annual review of the performance of the Board and its committees.

Compliance Committee

Our Compliance Committee consists of Steve Ozonian and Richard Ganley. The chairman of our Compliance Committee is Mr. Ozonian.

The primary purposes of our Compliance Committee are to (i) assist the Board in fulfilling its responsibilities relating to our regulatory compliance activities and (ii) monitor and evaluate our compliance with all federal, state and local regulatory requirements to which we are subject; provided, however, that the Compliance Committee is not responsible for obligations relating to compliance with tax and securities-related laws, rules or regulations, which remain the responsibility of the Audit Committee.

Strategic Acquisitions Committee

The Board’s Strategic Acquisitions Committee, consisting of Steve Ozonian and Richard Ganley, assists the Board in fulfilling its responsibilities relating to the development, articulation, and execution of the Company’s long-term strategic plan, and the review, evaluation, and approval of certain strategic transactions.

Other Committees

In addition to the committees set forth above, the Board may periodically establish other standing or special committees to assist it with the performance of its responsibilities. For example, during 2015, the Board formed two special committees consisting solely of independent directors for various purposes.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements and has discussed with our independent registered public accounting firm the matters required to be discussed, as pursuant to Auditing Standard No. 16, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board (the PCAOB).

The Audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

The Audit Committee has also considered whether the provision of non-audit services provided to us by our independent registered public accounting firm is compatible with maintaining its independence and has discussed with the auditors such auditors' independence.

Based on its review, the Audit Committee recommended to the Board that the audited financial statements for the Company's year ended December 31, 2015 be included in our Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”), which was filed on March 15, 2016.

Submitted by:

Steven Ozonian (Chair)
Jennifer Hauser
Richard Ganley

Members of the Audit Committee

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (or the Securities Act), or the Exchange Act, to be (i) "soliciting material" or ''filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

RATIFICATION AND APPROVAL OF ADVANCE NOTICE POLICY

On May 24, 2016, the Board adopted an Advance Notice Policy for the purpose of providing Shareholders, directors and management of the Company with a clear framework for nominating directors of the Company in connection with any annual or special meeting of Shareholders. At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass an ordinary resolution, the full text of which is set forth in Exhibit “B” to the Circular, to ratify and approve the Advance Notice Policy adopted by the Board on May 24, 2016.

The Company is committed to: (i) facilitating an orderly and efficient annual general meeting or, where the need arises, special meeting, process; (ii) ensuring that all Shareholders receive adequate notice of the director nominations and sufficient information regarding all director nominees; and (iii) allowing Shareholders to register an informed vote after having been afforded reasonable time for appropriate deliberation. The Advance Notice Policy is intended to further these objectives.

The Advance Notice Policy, among other things, includes a provision that requires advance notice to the Company in certain circumstances where nominations of persons for election to the Board are made by Shareholders. The Advance Notice Policy fixes a deadline by which such director nominations must be submitted to the Company prior to any annual or special meeting of Shareholders and sets forth the information that must be included in the notice to the Company. No person will be eligible for election as a director of the Company unless nominated in accordance with the Advance Notice Policy.

In the case of an annual meeting of Shareholders, notice to the Company must be made not less than 30 days prior to the date of the annual meeting; provided, however, that, in the event that the annual meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the tenth day following: (i) the date of the public announcement of the Advance Notice Policy (with respect to the Meeting); or (ii) the Notice Date in respect of any subsequent annual meeting of Shareholders.

In the case of a special meeting of Shareholders called for the purpose of electing directors (whether or not called for other purposes), notice to the Company must be made not later than the close of business on the fifteenth day following the day on which the first public announcement of the date of the special meeting was made.

If the Advance Notice Policy is not confirmed at the Meeting by ordinary resolution of Shareholders, the Advance Notice Policy will terminate and be of no further force and effect following the conclusion of the Meeting.

A copy of the entire text of the Advanced Notice Policy attached to this Circular as Exhibit “A”.

The resolution to ratify and approve the Advance Notice Policy must be authorized and approved by a simple majority of the votes cast by holders of Common Shares present in person or represented by proxy and entitled to vote at the Meeting. Unless otherwise directed, the management proxy nominees named in the accompanying form of proxy intend to vote the Common Shares represented thereby in respect of the Meeting “FOR” the approval of the Advance Notice Policy.

STATEMENT OF EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Applicable regulations require the disclosure of certain financial and other information relating to a reporting issuer’s Named Executive Officers (the “NEOs”), which are defined as an issuer’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and each of the three most highly compensated executive officers or other individuals other than the CEO and the CFO whose compensation was more than Cdn$150,000 in the last fiscal year. The Company’s NEOs for the year ended December 31, 2015 were: Chris Lloyd, Kenneth Klein, Harry Fleming, Kenneth Efird and Matthew Maruca.

The Company’s management compensation program is designed to provide short and long-term rewards to the officers and other employees that are consistent with individual and company performance and their contribution to the Company’s objectives. The objectives of Nobilis with respect to management compensation are to provide compensation levels necessary to attract and retain high quality executives and to motivate key executives to contribute to the interests of Nobilis.

Nobilis’s management compensation program has three principal components, which consist of (i) an annual component based on salary and benefits; (ii) a short-term incentive component based on cash bonuses; and (iii) a long-term component based on the granting of equity-based compensation.

In order to determine the compensation of management, the Compensation Committee uses market competitiveness data to establish relative positioning and also considers internal relativity as well as individual characteristics such as years of experience, individual skills, and performance when determining and adjusting pay levels.

Executive Officers

Harry Fleming. Mr. Fleming, 57, has served as our Chief Executive Officer since January 2016. He has been a member of our Board since 2010. Mr. Fleming served as Executive Director of the Company from April 2015 to January 2016, President of the Company from November 2014 to April 2015 and also as Chief Financial Officer of the Company from March 2013 to November 2014. Mr. Fleming was previously Chief Executive Officer and Director for Acro Energy. Mr. Fleming has over 25 years of legal experience in corporate finance and securities law and has focused much of his career on emerging growth companies, mergers and acquisition, strategic business planning and alliances, and investor relations. His background includes venture capital representation, business strategy consulting, public company representation, mergers and acquisitions with high tech firms in Houston and Boston. He also has extensive experience with consolidating companies in the waste management industry. Having spent more than 20 years working at law firms in Houston and Boston, Mr. Fleming maintains the highest rating (AV) of U.S. attorneys by Martindale-Hubbell. He also acted as general counsel and chief financial officer for several companies with an emphasis on start-up and growth strategies. Mr. Fleming is admitted to practice law in the State of Texas and the Commonwealth of Massachusetts. He also is admitted to practice before the U.S. Supreme Court. Mr. Fleming received his MBA from Boston College in 1999, his Doctorate of Jurisprudence from the University of Houston in 1983 and his BA from the University of St. Thomas in 1980.

Kenneth Klein. Mr. Klein, 50, has served as our Chief Financial Officer since July 2015. Mr. Klein served as the Company’s Chief Accounting Officer since April 2015. Prior to joining Nobilis, Mr. Klein served for over five years as Senior Vice President, Chief Financial Officer and Treasurer of the Menninger Clinic, one of the nation’s leading inpatient psychiatric hospitals. Mr. Klein has over 26 years of experience in financial accounting & reporting, analysis, management, auditing, treasury and human resources, focusing primarily in the health care, construction and financial services industries. Mr. Klein began his career in 1988 with KPMG Peat Marwick in the audit practice. After KPMG, Mr. Klein has held various financial leadership positions with Texas Children’s Hospital, Memorial Hermann Healthcare System, Thermo Fisher Scientific, Castle Dental Centers, in addition to previously serving as the Company’s Chief Financial Officer from 2007 to 2010. Mr. Klein graduated with a B.S. in accounting from Sacred Heart University in Fairfield, Connecticut, where he was a member of Phi Beta Kappa and graduated with an M.B.A. and Post Baccalaureate in Accounting from TWU in Houston Texas. A licensed CPA, Mr. Klein is also an adjunct professor of accounting for University of Houston – Downtown and for Lone Star College.

Kenneth Efird. Dr. Efird, 36, has served as our Executive Vice President and Chief Operating Officer since January 2016. Prior to that, Dr. Efird served the Company in various roles from November 2010 through January 2016. Dr. Efird served as the Company’s Chief Operations Officer from January 2013 to December 2015, and from November 2010 through December 2012, he served as Chief Business Development Officer and Director of Clinical Operations. In his roles at Nobilis, Dr. Efird has been responsible for managing center operations, revenue cycle management, business development, sales, and marketing divisions. Dr. Efird received his doctorate degree from Texas Chiropractic College in 2003.

Matthew K. Maruca. Mr. Maruca, 35, has served as our General Counsel and Corporate Secretary since October 2014. Prior to joining the Company, Mr. Maruca was an attorney at the law firm Baker Donelson focusing on general corporate and healthcare law matters from October 2014 to February 2015, during which time he also acted as outside General Counsel to our company. Mr. Maruca joined Baker Donelson in October 2014 with other members of the healthcare group at the law firm Strasburger & Price LLC, where he had worked since January 2014. Mr. Maruca also served as Corporate Counsel of the Company from April 2011 to January 2014. Mr. Maruca holds a Doctorate of Jurisprudence from Tulane University Law School, where he graduated cum laude, and a B.A. from Boston College, where he was a member of Phi Beta Kappa and graduated summa cum laude.

Peer Group Determination

Annual salaries are based upon the factors outlined above, including a comparison with compensation of senior officers of companies of similar size and scope to Nobilis, and the performance of Nobilis. Benefits commensurate with those paid to senior officers of companies of similar size and scope to Nobilis are payable to Nobilis’s senior management.

Performance Chart

The following graph illustrates, over the period December 31, 2010 to December 31, 2015, the total cumulative Shareholder return of an investment in Common Shares compared to the cumulative return of an investment in the S&P/TSX Composite Index, assuming that Cdn.$100 was invested on December 31, 2010.

Short-term Annual Incentive Design

The short-term incentive component of Nobilis’s compensation strategy is designed to reinforce and help to drive achievement of Nobilis’s short-term goals. Any payments made are cash-based and completely performance driven.

In the 2012 fiscal year, Nobilis revised its short-term incentive plan. Pursuant to the plan, each executive was assigned targets that reflect the key annual performance goals of Nobilis and key personal goals of each executive. Awards under the 2012 short-term incentive plan were generally allocated pursuant to Nobilis’s financial performance. Specifically, key objectives that formed the basis for the short-term incentive plans included: (a) Meeting EBITDA, revenue, collection and cash management targets and (b) Business development.

The 2012 short-term incentive plan had a term from January through December 2012. Each executive was eligible to earn up to 40% of his/her base salary annually.

Each of the 2013 through 2015 short-term incentive plans had a term from January through December of each respective fiscal year and featured components similar to the 2012 plan, including revenue and EBITDA goals, and also included targets for the Company’s share price.

The short-term incentive component of Nobilis’s compensation strategy is designed to reinforce and help to drive achievement of Nobilis’s short-term goals. Any payments made are cash-based and completely performance driven.

In the 2015 fiscal year, Nobilis revised its short-term incentive plan. Pursuant to the plan, each executive was assigned targets that reflect the key annual performance goals of Nobilis and key personal goals of each executive. Each bonus to a participating executive had two components, 1) a portion based on company performance tied Nobilis’s meeting or exceeded target Adjusted EBITDA (the “Company Performance Bonus”), and 2) a portion based on individual participant performance as evaluated and determined by the Company’s Chief Executive Officer and the Compensation Committee (the “Discretionary Bonus”). The Company’s Chief Executive Officer and the Compensation Committee determined for each participant the maximum bonus eligibility for the Company Performance Bonus and the Discretionary Bonus.

Executive	Company Performance Bonus Objectives and Maximum Eligibility	Discretionary Bonus Maximum Eligibility
CHRIS LLOYD Former Chief Executive	•Meeting Adjusted EBITDA	•40% of 2015 Base Salary

Executive	Company Performance Bonus Objectives and Maximum Eligibility	Discretionary Bonus Maximum Eligibility
Officer	•40% of 2015 Base Salary
KENNETH KLEIN, Chief Financial Officer	•Meeting Adjusted EBITDA •40% of 2015 Base Salary	•40% of 2015 Base Salary
HARRY FLEMING, Chief Executive Officer	•Meeting Adjusted EBITDA •40% of 2015 Base Salary	•40% of 2015 Base Salary
KENNETH EFIRD, Chief Operating Officer	•Meeting Adjusted EBITDA •40% of 2015 Base Salary	•40% of 2015 Base Salary
MATTHEW MARUCA, General Counsel and Corporate Secretary	•Not applicable	•60% of 2015 Base Salary

Long-term Incentive Design

The long-term component of Nobilis’s compensation package for its executive officers is based on the granting of RSUs and Stock Options pursuant to the current RSU Plan and Stock Option Plan. The decision to grant RSUs and Stock Options is made by the Board at its discretion, upon the recommendation of the Compensation Committee. Unlike the Nobilis’s short-term incentive plan, the granting of RSUs and Stock Options is based on market competitive awards and extensive general discussion between the board and management with regard to the general performance and goals of such executive and the Company, and is not based on any formal objectives or criteria. Until Nobilis’s financial performance becomes more stable and predictable, these awards are retention-based. For a description of RSUs and Stock Options, see “Securities Authorized for Issuance Under Equity Compensation Plans”.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, for the fiscal years ended December 31, 2015, 2014, and 2013 to the Company's current NEO's and to any individual who at any time during the relevant fiscal year was a NEO.

					Non-equity Incentive Plan Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Share- based Awards(1) ($)	Option- based Awards(2) ($)	Annual / Short- term Incentive Plan ($)	($) Long- term Incentive Plans ($)	All Other Compensation ($)	Total Compensation ($)
CHRIS LLOYD, FORMER CHIEF EXECUTIVE OFFICER	2015	607,013	-	-	-	-	-	607,013
	2014	46,154	-	1,752,404	-	-	8,048(3)	1,806,606
KENNETH KLEIN, CHIEF FINANCIAL OFFICER	2015	174,784	-	1,568,332	106,800	-	56,983 (3)(7)	1,906,899
HARRY FLEMING,	2015	460,103	-	-	180,000	-	7,246 (3)	647,349
FORMER PRESIDENT, EXECUTIVE, CHAIRMAN OF THE BOARD, AND CHIEF FINANCIAL OFFICER(4)	2014	330,651	3,162,378	-	112,000	-	13,361	3,618,390
	2013	217,091	31,367	124,258	56,000	-	52,849(3)(5)	481,565
KENNETH EFIRD, CHIEF OPERATING OFFICER	2015	287,581	-	623,238	104,000(10)	-	174,875(3)(8)	1,189,694
	2014	287,581	-	-	-		47,211(3)(9)	334,793
	2013	233,269	-	124,258(6)	43,750	-	8,048(3)	409,325
MATTHEW MARUCA, GENERAL COUNSEL	2015	216,890	-	470,147	180,000(10)		2,954(3)	869,991
	2014	8,088	-	-	-		323(3)	8,411
ANDY CHEN, FORMER CHIEF FINANCIAL OFFICER	2015	225,919	-	-	-	-	10,387	236,306
	2014	160,174	-	171,654	73,500	-	7,890	413,218

Notes

(1)	Consists of RSUs that, upon vesting, may be paid by Nobilis in cash or through the issuance of common shares from treasury. These figures reflect the grant date fair value.
(2)	For details on the methodology used to calculate the fair value of the Company’s 2013 stock option awards, see Note 17 of the December 31, 2013 Consolidated Financial Statements of Nobilis. For details on the methodology used to calculate the fair value of the Company’s 2014 stock option awards, see Note 19 of the December 31, 2014 Consolidated Financial Statements of Nobilis. For details on the methodology used to calculate the fair value of the Company’s 2015 stock option awards, see Note 19 of the December 31, 2015 Consolidated Financial Statements of the Company.
(3)	Represents contributions made to the employee’s 401k Plan
(4)	Mr. Fleming joined Nobilis as its Chief Financial Officer in 2013.
(5)	Represents Mr. Fleming’s director fees and consulting fees.
(6)	Dr. Efird joined Nobilis as its Chief Operating Officer in 2013 and resigned in 2014.
(7)	Mr. Klein received a $50,000 signing bonus upon joining the Company in May 2015.
(8)	Dr. Efird received a $171,875 discretionary bonus when he rejoined the Company in 2015.
(9)	Dr. Efird received a $43,750 discretionary bonus in 2014.
(10)	Represents estimated 2015 Short-term Incentive Plan payment, which the Company has not yet paid as of the filing of this Circular.

TERMINATION AND CHANGE OF CONTROL BENEFITS

Christopher Lloyd, Former Chief Executive Officer. Base compensation and Term. Mr. Lloyd’s employment agreement, effective as of November 26, 2014, had a term of 3 years and would have automatically renewed for additional 1 year terms unless the employment agreement was terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Lloyd’s salary was $600,000 in the first year of the initial term and increased to $625,000 and $650,000 in years 2 and 3, respectively.

Termination Provisions. Mr. Lloyd could terminate his employment agreement with “good reason” upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by the Company to substantially perform any material term in his employment agreement, iii) relocation of the Company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of the Company, or v) a change in control of the Company.

The Company could terminate Mr. Lloyd’s employment agreement for “cause” upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty or gross negligence, iii) his conviction or nolo contendere plea to a felony, iv) any willful act or omission by him that is materially injurious to the financial condition or business reputation of the Company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the employment agreement.

In the event that Mr. Lloyd terminated his employment agreement for “good reason” or the Company terminated his employment agreement without “cause”, Mr. Lloyd was entitled to receive one year’s base salary as a separation benefit.

Incentive Compensation. In addition to his base salary, Mr. Lloyd could have received certain cash and equity incentive compensation. Mr. Lloyd participated in the Company’s Short Term Incentive Program, which entitled him to receive as a bonus, up to 40% of his yearly base salary if the Company achieves certain financial metrics established each year by the Company’s Compensation Committee. Mr. Lloyd was also entitled to receive up to 1,500,000 Company Stock Options that vest as follows - 500,000 vested on January 1, 2015, 500,000 will vest on December 1, 2015 and 500,000 will vest on December 1, 2016. The 500,000 Stock Options vesting on December 1, 2016 were forfeited effective January 6, 2016 upon Mr. Lloyd’s resignation from the Company, as more fully described below.

Mr. Lloyd was entitled to participate in the Companies 401k plan. Mr. Lloyd was not entitled to any other material compensation, including without limitations, equity, bonus, or retirement benefits.

January 2016 Lloyd Separation and Release Agreement

Effective January 6, 2016, Mr. Lloyd resigned as Chief Executive Officer. In connection with his departure as CEO, Mr. Lloyd entered into a Separation and Release Agreement (the “Separation Agreement”) with the Company pursuant to which, in lieu of the compensation and severance benefits set forth in his existing employment agreement and in consideration of a general release of claims in favor of the Company, Mr. Lloyd received severance payments totaling $660,000. Under the terms of the Separation Agreement, Mr. Lloyd agreed that he would forfeit any entitlement to receive (i) a 2015 bonus under the Company’s short term incentive plan for executives and (ii) certain RSUs that he would have otherwise been entitled to receive under the terms of his employment agreement. The Company agreed to lift certain contractual lock ups that applied to the 3,143,746 shares of the Company’s common shares currently held by Mr. Lloyd, subject to any trading or resale restrictions imposed under applicable U.S. and Canadian securities laws and regulations.

Harry Fleming, Chief Executive Officer. Mr. Fleming’s executive employment agreement, effective as of April 30, 2015 (the “Fleming Executive Employment Agreement”), has a term of 3 years and will automatically renew for additional 1 year terms unless the agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Fleming is entitled to an annual base salary of $450,000 per year, to be increased to $475,000 in year two of the initial term and $500,000 in year three of the initial term.

Termination Provisions. Mr. Fleming may terminate the Fleming Executive Employment Agreement with good reason upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by our company to substantially perform any material term in his employment agreement, iii) relocation of our company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of our company, or v) a change in control of our company.

The Company may terminate the Fleming Executive Employment Agreement for cause upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty or gross negligence, iii) his conviction or nolo contendere plea to a felony, iv) any willful act or omission by him that is materially injurious to the financial condition or business reputation of our company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the Fleming Executive Employment Agreement.

In the event that Mr. Fleming terminates the Fleming Executive Employment Agreement for “good reason” or our company terminates his agreement without “cause”, Mr. Fleming is entitled to receive i) an amount equal to the base salary that would have been paid from the date of termination though the end of the agreement’s contemplated term, ii) a pro-rated portion of Mr. Fleming’s annual short term incentive bonus for the year in which the agreement was terminated, and iii) the M&A Fee, described in the following paragraph, for any change in control transaction occurring from the date of termination though the end of the Fleming Executive Employment Agreement’s contemplated term.

Incentive Compensation. In addition to his base salary, Mr. Fleming may receive certain cash compensation and other incentive compensation. Mr. Fleming participates in our company’s Short Term Incentive Program, which entitles him to receive as a bonus, up to 40% of his yearly base salary if our company achieves certain financial metrics established each year by our company’s Compensation Committee. Mr. Fleming has received 2,650,000 RSUs, which vested upon his resignation as President of the Company, and which can be taken down by Mr. Fleming on a demand basis at Mr. Fleming’s election. In order to adequately preserve the Company’s ability to fund the Company’s Stock Option Plan, Mr. Fleming was not eligible to participate in the Company’s Stock Option Plan. Instead, Mr. Fleming is entitled to receive an M&A Fee, equal to (a) 2% of the total consideration paid by the person or group acquiring the Company in a transaction constituting a Change of Control (as defined in the Fleming Executive Employment Agreement) or (b) 2% of the total Issuer valuation at the time of closing of a merger transaction as described in the Change of Control provisions of the Fleming Executive Employment Agreement.

Mr. Fleming is entitled to participate in our 401k plan. Mr. Fleming is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.

January 2016 Fleming Executive Employment Agreement Amendment – Chief Executive Officer

Effective as of January 6, 2016, Mr. Fleming and the Company entered into the First Amendment (the “Amendment”) to the Fleming Executive Employment Agreement, or Original Agreement, in connection with Mr. Fleming’s change in role from Executive Director to Chief Executive Officer of the Company.

Base Salary and Term. The Amendment set Mr. Fleming’s position and duties as CEO for an initial term of three years with automatic one-year renewal terms unless terminated by either Mr. Fleming or the Company at least 30 days prior to the end of the initial three-year term or any subsequent one-year renewal term. Under the Amendment, Mr. Fleming’s base salary increased from $450,000 to $500,000 in the first year of the initial three-year term and will increase annually in an amount to be determined by the Board in its discretion.

Incentive Compensation. In addition to his base salary, Mr. Fleming may receive certain cash and equity incentive compensation. Mr. Fleming participates in the Company’s Short Term Incentive Program (“STIP”). Per the Amendment, Mr. Fleming is entitled to receive as a bonus up to 90% of his yearly base salary, increased from 40% of his yearly base salary under the Original Agreement, if the Company achieves certain financial metrics established each year by the Committee. In the event the Company achieves its financial objectives, Mr. Fleming is eligible to receive up to 180% of the target annual bonus under the STIP, which percentage was decreased from 200% under the Original Agreement. The Amendment further allows Mr. Fleming to participate in the Company’s Stock Option Plan, which amends the Original Agreement. The Amendment provides that the Company will issue to Mr. Fleming 300,000 stock options, with additional stock options to be issued annually in an amount to be determined by the Board at its discretion, at the lowest strike price permissible pursuant to both the Company’s Stock Option Plan and the rules of the New York Stock Exchange.

Non-Competition and Non-Solicitation. Mr. Fleming is subject to a Non-Competition and Non-Solicitation provision under the Amendment, which provides that Mr. Fleming will be subject to certain restrictive covenants including (a) non-solicitation of the Company's officers, employees, agents, customers, clients, vendors or distributors during the term of employment and for a period of twelve months thereafter, and (b) non-competition during the term of employment and for a period thereafter corresponding with the amount of severance payable under the Original Agreement. Notwithstanding these restrictive covenants, Mr. Fleming may (y) acquire or hold not more than 5% of any class of publicly traded securities, and (z) following termination of his employment with the Company, Mr. Fleming may serve a competing hospital in any capacity not related to such hospital’s ambulatory surgery centers; provided, that such hospital does not derive than 5% of its revenues from the operation or management of an ambulatory surgery center or outpatient clinic. Further, these restrictive covenants will not be binding on Mr. Fleming if his employment is terminated by the Company “without cause,” by Mr. Fleming for “good reason,” or there is a change in control of the Company.

All other terms and conditions of the Original Agreement remain in full force and effect without modification or waiver.

Andy Chen, Former Chief Financial Officer. Base compensation and Term. Mr. Chen’s employment agreement, effective as of November 26, 2014, had a term of 3 years and would have automatically renewed for additional 1 year terms if the agreement was not terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Chen’s salary was $170,000 in 2014 and increased, per his employment agreement, to $200,000 on January 1, 2015.

Termination Provisions. Mr. Chen could terminate his employment agreement with good reason upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by the Company to substantially perform any material term in his employment agreement, iii) relocation of the Company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of the Company, or v) a change in control of the Company.

The Company could terminate Mr. Chen’s employment agreement for cause upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty or gross negligence, iii) his conviction or nolo contendere plea to a felony, iv) any willful act or omission by him that is materially injurious to the financial condition or business reputation of the Company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the employment agreement.

In the event that Mr. Chen terminated his employment agreement for “good reason” or the Company terminated his employment agreement without “cause”, Mr. Chen is entitled to receive one year’s base salary as a separation benefit. On July 9, 2015, Mr. Chen’s employment agreement was terminated as a result of his change in role from Chief Financial Officer to Executive Vice President – Finance.

Incentive Compensation. In addition to his base salary, Mr. Chen could have received certain cash and equity incentive compensation. Mr. Chen participated in the Company’s Short Term Incentive Program, which entitled him to receive as a bonus, up to 40% of his yearly base salary if the Company achieves certain financial metrics established each year by the Company’s Compensation Committee. Mr. Chen received 200,000 Company Stock Options. The Board accelerated the vesting of the 200,000 Stock Options issued to Mr. Chen from vesting in one-third increments on May 9, 2015, May 9, 2016 and May 9, 2017, respectively, to all such Stock Options vesting on February 3, 2015.

Mr. Chen was entitled to participate in the Company’s 401k plan. Mr. Chen was not entitled to any other material compensation, including without limitations, equity, bonus, or retirement benefits. Effective July 9, 2015, Mr. Chen assumed the role of Executive Vice President of Finance at the Company.

Matthew Maruca, General Counsel. Base Compensation and Term. Mr. Maruca’s employment agreement with the Company, effective as of February 1, 2015 (the “Maruca Employment Agreement”), has a term of 3 years and will automatically renew for additional 1 year terms unless the agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Maruca is entitled to an annual base salary of $300,000 pursuant to an amendment that went into effect in October 2015.

Termination Provisions. Mr. Maruca may terminate the Maruca Employment Agreement with good reason upon the occurrence of any of the following: i) a diminution in title or duties, ii) a failure by our company to substantially perform any material term in his employment agreement, iii) relocation of our company’s principal place of business more than 50 miles from its current location, iv) a reduction in salary or benefits other than as the result of adverse financial conditions of our company, or v) a change in control of our company.

The Company may terminate the Maruca Employment Agreement for cause upon the occurrence of any of the following: i) a failure to perform substantially all of his duties, ii) his dishonesty, iii) his conviction or nolo contendere plea to a felony, iv) any gross negligence or willful act or omission by him that is materially injurious to the financial condition or business reputation of our company, v) his failure to comply with a written directive of the Board or Chief Executive Officer, or vi) a breach of the non-competition or intellectual property confidentiality provisions contained in the Maruca Employment Agreement.

In the event that Mr. Maruca terminates his employment agreement for “good reason” or our company terminates his employment agreement without “cause”, Mr. Maruca is entitled to receive one year’s base salary as a separation benefit.

Incentive Compensation. In addition to his base salary, Mr. Maruca may receive certain cash and equity incentive compensation. Mr. Maruca participates in our company’s Short Term Incentive Program, which entitles him to receive as a bonus, up to 60% of his yearly base salary, if our company achieves certain financial metrics established each year by our company’s Compensation Committee. As of December 31, 2015, Mr. Maruca held 175,000 vested Options.

Mr. Maruca is entitled to participate in our 401k plan. Mr. Maruca is not entitled to any other material compensation, including without limitation, equity, bonus, or retirement benefits.

INCENTIVE PLAN AWARDS

The following tables provide for each NEO, a summary of all awards that were granted during or before the fiscal year ended December 31, 2015 and which remain outstanding as of December 31, 2015.

Outstanding Share-Based Awards and Option-Based Awards

		Option-based Awards				Share-based Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($CAD)	Option Expiry Date	Value of Unexercised in-the- money Options ($)(1)	Number of Shares that have not Vested	Market or Payout Value of Share- based Awards that have not Vested ($)	Market or Payout Value of vested Share-based Awards not paid out or distributed ($)
CHRIS LLOYD, FORMER CHIEF EXECUTIVE OFFICER	1,500,000	1,048,218- $1.87 451,782- $3.44	1 Dec 2024 1 Jan 2025	1,698,382	N/A	N/A	N/A
KENNETH KLEIN, CHIEF FINANCIAL OFFICER	300,000	150,000- $7.94 150,000- $6.07	6 July 2025 22 Sept 2025	0.00	N/A	N/A	N/A
HARRY FLEMING, FORMER PRESIDENT, EXECUTIVE, CHAIRMAN OF THE BOARD, AND CHIEF FINANCIAL OFFICER	N/A	N/A	N/A	N/A	N/A	N/A	N/A
KENNETH EFIRD, CHIEF OPERATING OFFICER	200,000	$4.22	12 Mar 2025	0.00	N/A	N/A	N/A
MATTHEW MARUCA, GENERAL COUNSEL	175,000	$3.18	1 Feb 2025	0.00	N/A	N/A	N/A
ANDY CHEN, FORMER CHIEF FINANCIAL OFFICER	280,000	80,000- $.95 200,000- $1.06	9 May 2024 9 May 2024	582,913	N/A	N/A	N/A

Notes:

(1)	Using Black-Scholes valuation model assuming a December 31, 2015 value of Cdn$3.91 per Nobilis common share (being the closing price of the Common Shares on the TSX on December 31, 2015), which is then converted into U.S. dollars at a rate of Cdn$1.00 = US$0.7225 (being the Bank of Canada daily noon exchange rate on December 31, 2015).

Incentive Plan Awards – Value Vested or Earned

Name and Principal Position	Fiscal Year	Option-based Awards – Value Vested during the Year ($)	Share-based Awards – Value Vested during the Year ($)	Non-equity Incentive Plan Compensation – Value Earned during the Year ($)
CHRIS LLOYD, FORMER CHIEF EXECUTIVE OFFICER	2015	0.00	N/A	N/A
KENNETH KLEIN, CHIEF FINANCIAL OFFICER	2015	N/A	N/A	106,800(1)
HARRY FLEMING, FORMER PRESIDENT, EXECUTIVE CHAIRMAN OF THE BOARD, AND CHIEF FINANCIAL OFFICER	2015	N/A	15,032,938	180,000(1)
KENNETH EFIRD, CHIEF OPERATING OFFICER	2015	N/A	N/A	(1) 104,000
MATTHEW MARUCA, GENERAL COUNSEL	2015	142,572	N/A	180,000(1)
ANDY CHEN, FORMER CHIEF FINANCIAL OFFICER	2015	N/A	N/A	N/A

_______________________
Notes:

(1)	Represents estimated 2015 Short-term Incentive Plan payment, which the Company has not yet paid as of the filing of this Circular.

PENSION PLAN BENEFITS

Nobilis does not maintain any defined benefit or defined contribution pension plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our officers, directors, and persons who beneficially own more than 10% of our common shares (“10% Shareholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during fiscal year ended December 31, 2015, except as set forth below, the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

NAME & NATURE OF AFFILIATION	LATE REPORTS (TRANSACTIONS)	REPORTS NOT FILED
Donald Kramer, 10% Owner & Director	1 Late Form 3 (1 transaction) 2 Late Form 4s (2 transactions)	--
Harry Fleming, Officer & Director	1 Late Form 3 (1 transaction) 1 Late Form 4 (3 transactions) 1 Late Form 5 (1 transaction)	1 Form 4 transaction timely reported on Form 5
Matthew Maruca, Officer	No Late Transactions	--
Steve Ozonian, Director	1 Late Form 3 (1 transaction)	--
Richard Ganley, Director	No late transactions	4 Form 4 transactions timely reported on a Form 5
Jennifer Hauser, Director	1 Late Form 3 (1 transaction)	--
Kenneth Klein, Officer	1 Late Form 4 (1 transaction)	--
Christopher Lloyd, former Officer	1 Late Form 3 (1 transaction) 1 Late Form 4 (1 transaction)	3 Form 4 transactions timely reported on a Form 5
Andy Chen, Officer	1 Late Form 3 (1 transaction)	--

COMPENSATION OF DIRECTORS

DIRECTOR COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation in respect of the directors of the Company other than those directors who are also NEOs, during the fiscal year ended December 31, 2015. For details of the compensation for the NEOs who are also directors of the Company, see disclosure in “Summary Compensation Table” on page 20 of this Circular.

Name	Fees earned ($)	Share- based awards ($)	Option- based awards ($)(1)	Non-equity incentive plan compensati on ($)	Pension value ($)	All other compensati on ($)	Total ($)
STEVE OZONIAN	162,378(3)	-	1,012,385	-	-	-	1,174,763
RICHARD GANLEY	166,622(4)	-	1,726,186	-	-	-	1,892,808
JENNIFER HAUSER	149,500(5)	-	-	-	-	-	149,500
DONALD KRAMER(6)	-	-	-	-	-	231,705(2)	231,705
THOMAS FOSTER(6)	21,500	-	-	-	-	-	21,500

Notes:

(1)	The amounts shown represent the grant date fair value of restricted share and option awards calculated in accordance with FASB ASC Topic 718. For detailed information on the assumptions used for purposes of valuing share and option awards, see note 19 of the audited consolidated financial statements included in our Annual Report for the assumptions used in calculating these amounts.

Name	Common Shares Subject to Outstanding Options
STEVE OZONIAN	200,000
RICHARD GANLEY	400,000

(2)	Amount represents payments to Dr. Kramer for consulting during 2015.
(3)	Amount represents Board service fees, chairmanship fees for the Audit and Compliance Committees and service on Special Committees established by the Board.
(4)	Amount represents Board service fees, chairmanship fees for the Compensation and Strategic Acquisitions Committees and service on Special Committees established by the Board.
(5)	Amount represents Board service fees, chairmanship fees for the Nominating and Corporate Governance Committee and service on Special Committees established by the Board.
(6)	Indicates director whose term ended on April 30, 2015.

Director Fees

Description	Amount
Annual cash retainer for each independent director, paid in quarterly payments of $33,750	$135,000
Annual cash retainer for the chair of the Audit Committee	$20,000
Annual cash retainer for the chair of the Compensation Committee	$10,000
Annual cash retainer for the chair of the Nominating and Governance Committee	$10,000
Annual cash retainer for the chair of the Compliance Committee	$15,000
Annual cash retainer of the Strategic Acquisitions Committee	$10,000
$15,000 per month for each independent director serving on a Special Committee	Variable
No Per meeting fee for each meeting of the Board or any standing committee thereof	Nil
No Per meeting fee for each Board member who attends a committee meeting as a guest	Nil

In addition to the foregoing, directors are also reimbursed for out-of-pocket expenses incurred on behalf of the Company. Directors may also participate in Nobilis’s RSU plan, stock option plan, insurance and indemnifications arrangements.

OUTSTANDING SHARE-BASED AWARDS AND OPTION BASED AWARDS

The following table sets forth information concerning all option-based and share-based awards for each Director, other than a Director that is also a NEO, that were granted before, and remain outstanding as of the most recently completed fiscal year ended December 31, 2015.

Name	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the-money options ($)	Number of Shares or units of Shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or Payout Value of vested Share- based Awards not paid out or distributed ($)
STEVE OZONIAN	200,000	CAD $7.33	30 July 2025	0.00	N/A	N/A	N/A
RICHARD GANLEY	400,000	200,000- CAD $5.05 200,00- CAD $7.33	12 Mar 2025 30 July 2025	0.00	N/A	N/A	N/A

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides a summary of securities authorized for issuance under equity compensation plans of the Company as of the end of the fiscal year ended December 31, 2015.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights (CAD$)	Number of securities remaining available for future issuance under equity compensation plans(1) (2)
Equity compensation plans approved by security holders (aggregated)	4,416,782	$2.64	8,318,414

Equity Compensation Plan Information
	Number of securities to be	Weighted-average	Number of securities
	issued upon exercise of	exercise price of	remaining available for
	outstanding options, warrants	outstanding options,	future issuance under equity
	and rights(1)	warrants and rights	compensation plans(1) (2)
Plan Category		(CAD$)
Equity compensation	1,558,411(3)	$3.07	–
plans not approved by
security holders
(aggregated)

Total	7,975,193	-	3,832,735

Notes:

(1)	Includes securities issued under our Fourth Amended and Restated Restricted Share Unit Plan and First Amended Stock Option Plan (the “Stock Option Plan”) up to December 31, 2015.
(2)	Excludes securities reflected in column entitled “Number of securities to be issued upon exercise of outstanding options, warrants and rights”
(3)

1,048,218 common shares underlying grant of inducement stock options outside of the Stock Option Plan in connection with the Athas acquisition and approved by the Toronto Stock Exchange in 2014; 510,193 common shares underlying broker warrants and compensation options, 117,810 of which were issued in the 2014 Private Placement and 392,383 of which were issued in the 2015 Private Placement.

The following is a summary of the RSU Plan.

THE FOURTH AMENDED AND RESTATED RESTRICTED SHARE UNIT (“RSU”) PLAN (“RSU PLAN”)

The objectives of the RSU Plan are to enhance the ability of Nobilis to attract and retain talented employees in key management positions and to promote a greater alignment of interests between management and Shareholders.

At the discretion of the Board, employees of Nobilis may be granted RSUs, which are notional share equivalents with the value of the underlying common shares. If dividends are declared by the Company, a participant in the RSU Plan will also be credited with divided equivalents in the form of additional RSUs based on the number of RSUs the participant holds on the record date for the payment of a dividend.

Subject to the Board’s authority under the RSU Plan to accelerate the vesting of RSUs if it determines circumstances so warrant, each RSU will vest in full on the third anniversary of the date of grant; provided that if there is a change of control of the Company prior to the vesting date of the RSUs and a participant is terminated (or quits for good reason) within six months following such change of control, a pro rata portion of their unvested RSUs will vest up to the date of the change of control.

Pursuant to the RSU Plan, upon vesting of his or her RSUs, a participant will be entitled to receive on the vesting date, at the discretion of the Board, either that number of common shares equal to the number of RSUs vesting on such vesting date or a lump sum cash payment equal to the number of RSUs to be redeemed multiplied by a calculation of the fair market value of a common share (determined by reference to the five-day weighted average closing price of the common shares on the TSX) on the redemption date, net of any applicable deductions and withholdings.

The RSU Plan provides that, in the event of a participant’s voluntary termination of employment or termination for cause prior to any vesting date, the participant’s rights to any unvested RSUs will be immediately and irrevocably forfeited. The RSU Plan also provides that if the participant’s employment terminates on account of death or disability or if the participant is terminated without cause prior to any vesting date, the participant will become vested in a prorated portion of his or her unvested RSUs, based on the number of months that have elapsed in the then current vesting period as of the date of termination. RSUs granted under the RSU Plan are not assignable.

Under the RSU Plan, in connection with a change of control transaction, the Board has the discretion to provide (i) for the replacement of RSUs with other rights or property selected by the Board in its sole discretion; (ii) that an award under the RSU Plan be assumed by a successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted by similar RSUs, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) that an award will be fully vested and payable with respect to all RSUs; and (iv) except as otherwise provided in the RSU Plan, that an award cannot vest or become payable after such event.

The RSU Plan has a 10% maximum based on the number of issued and outstanding common shares available for issuance, while the RSU and Stock Option Plans have a maximum number of shares available for issuance under both plans (collectively) as 20% of the then current number of issued and outstanding common shares of the Company.

As of May 26, 2016, we had no RSUs outstanding.

The Board may at any time or from time to time, in its sole and absolute discretion and without the approval of Shareholders of the Company, amend, suspend, terminate or discontinue the RSU Plan and may amend the terms and conditions of any RSUs granted thereunder, subject to (a) any required approval of any applicable regulatory authority or the TSX, and (b) approval of Shareholders of the Company as required by the rules of the TSX or applicable law; provided, however, that for certainty, the approval of Shareholders of the Company shall be required to (i) increase the number of Shares reserved for issuance under the RSU Plan, (ii) amend the 10% restrictions referenced in the preceding paragraph, or (iii) amend the amendment provisions of the RSU Plan. The Board’s discretionary amendments to the RSU plan, include but is not limited to, the ability to (1) determine whether, to what extent, and under what circumstances an RSU award may be settled, cancelled, forfeited, exchanged, or surrendered, (2) to construe the RSU Plan and any award thereunder, (3) to prescribe, amend, and rescind rules and regulations relating to the RSU Plan, (4) to correct any defect, supply any deficiency, and reconcile any inconsistency in the RSU Plan or any award granted under the RSU Plan, (5) to amend the RSU Plan to reflect changes in applicable law, and (6) to make all other determinations deemed necessary or advisable for the administration of the RSU Plan.

The First Amended Stock Option Plan (“Stock Option Plan”)

The Stock Option Plan provides that options to purchase common shares may be granted to employees, directors, and service providers of the Company and its subsidiaries on terms determined within the limitations set out in the Option Plan. The maximum number of Common Shares to be reserved for issuance at any one time under the Stock Option Plan and any other equity based incentive plan of the Company (such as the RSU Plan) is twenty percent (20%) of the issued and outstanding Common Shares of the Company from time to time. The Option Plan is considered to be an "evergreen" plan, since the Common Shares covered by options which have been exercised will become available for subsequent grants under the Stock Option Plan and the number of options available to grant increases as the number of issued and outstanding Common Shares of the Company increases.

As of May 26, 2016, 5,879,999 stock options are currently outstanding pursuant to the Stock Option Plan.

The Stock Option Plan contains several limits on the participation of insiders of the Company, including a limit whereby options issued to any one participant who is an “insider” and the associates of such participant within a one year period shall not exceed 5% of the number of common shares then outstanding. Additionally, the aggregate number of common shares issued to insiders of the Company within any one year period under the Stock Option Plan, together with any other security based compensation arrangement, cannot exceed 10% of the outstanding common shares. In addition, the aggregate number of common shares issuable to insiders of the Company at any time under the Stock Option Plan, together with any other security based compensation arrangement, cannot exceed 10% of the outstanding common shares. Finally, the Stock Option Plan also imposes a limit of 1% of the number of common shares then outstanding on grants of options to non-executive directors.

The exercise price for an option granted under the Stock Option Plan may not be less than the market price (as such term is defined in the TSX Company Manual) of the common shares immediately preceding the date of grant. The TSX Company Manual defines "market price" as the volume weighted average trading price for the five trading days immediately preceding the grant date. Options granted may be subject to vesting requirements. Options will be granted for a period which may not exceed ten years from the date of grant but will expire within 90 days of a participant ceasing to be a director, officer, employee, insider or service provider of the Company, unless that participant ceases to be a director, officer, employee, insider or service provider of the Company for cause, in which case no option held by such participant shall be exercisable. If an Option expires during a black-out period or within nine business days thereof, its term will be extended to the date which is ten business days following the end of such period.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

None of the directors, executive officers or senior officers of the Company or their respective associates were indebted at any time during fiscal 2015 to the Company or its subsidiaries in connection with the purchase of the Company’s securities, excluding routine indebtedness or indebtedness that has been entirely repaid except for Harry Fleming who on June 25, 2013, entered into a promissory note with the Company for a principal amount of $150,000. In February 2016, Mr. Fleming paid off the promissory note in full. There was no indebtedness as of the date of this Circular, to the Company and its subsidiaries, excluding routine indebtedness, owing by present and former officers, directors and employees of the Company and its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of Nobilis, after due inquiry, no informed person (as defined in National Instrument 51-102 – Continuous Disclosure Obligations) of Nobilis, no proposed director of Nobilis and no known associate or affiliate of any such informed person or proposed director, has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which that has materially affected or would materially affect Nobilis or any of its subsidiaries, except as described below.

Kolin Ozonian, Vice President of Corporate Development for the Company, is the son of the Company’s Board Chairman Steve Ozonian. Mr. Kolin Ozonian joined the Company in July 2015. As Vice President of Corporate Development, Kolin Ozonian receives annual salary of $225,000 and bonus of up to 40% of his base salary under the Company’s STIP plan, and other benefits (including Company contributions to Mr. Ozonian’s 401(k) Plan account and health insurance premiums). Kolin Ozonian also received a grant of stock options to purchase 150,000 common shares upon his joining the Company and an additional grant of stock options to purchase 50,000 options. The compensation paid to Kolin Ozonian was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

Nick Lloyd, Vice President of Business Development, is the brother of the Company’s former Chief Executive Officer, Chris Lloyd. As Vice President of Business Development, Chris Lloyd receives annual salary of $220,000 and bonus of up to 40% of his base salary under the Company’s STIP plan, and receives other benefits (including Company contributions to Mr. Lloyd’s 401(k) Plan account and health insurance premiums).The compensation paid to Mr. Lloyd was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

On May 13, 2015, the Company closed a private placement of 7,847,668 units (the “Units”) at a price of C$9.00 per Unit for aggregate proceeds of C$70.6 million. Each Unit is comprised of one treasury unit (a "Treasury Unit") and one-half of one common share (each whole common share, an "Additional Share") from Donald L. Kramer and Healthcare Ventures, Ltd. (a company controlled by Dr. Kramer) or from Harry Fleming (collectively, the "Selling Shareholders" and the Additional Shares from the Selling Shareholders, the "Secondary Shares") or from treasury (the "Additional Treasury Shares"). Each Treasury Unit is comprised of one-half of one common share of the Company (each whole common share, a “Treasury Unit Share”) and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). The Selling Shareholders are affiliates of the Company and received gross proceeds of C$34.4 million.

The private placement was approved by the disinterested directors of the Company who concluded that the private placement was entered into on market terms and was fair to the Company.

In May 2015, the Company entered into an agreement with Dr. Kramer to reimburse the Company for approximately $0.1 million in legal expenses borne by the Company in connection with the private placement. In December 2015, the Company wrote off this amount.

Review, Approval or Ratification of Transactions with Related Persons

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Nobilis has adopted certain practices and procedures to ensure that effective corporate governance practices are followed and to ensure that the Board functions independently of management. Exhibit “C” sets forth the Company’s statement of corporate governance practices. Exhibit “D” sets out the mandate of the Board.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

Nobilis provides insurance for the directors and officers of the Company and its subsidiaries against liability incurred by them in their capacity as directors or officers of the Company and its subsidiaries. Until October 2015, the insurance policies provided coverage to a total limit of $35,000,000 (including $5,000,000 in “difference of conditions” coverage) for the protection of the personal liability of the directors and officers and includes insurance to reimburse Nobilis for its indemnity of its directors and officers up to a limit of $35,000,000 (including C$5,000,000 in “difference of conditions” coverage) per loss and in the annual aggregate. Each loss or claim for which Nobilis seeks reimbursement was subject to a $75,000 deductible. A $75,000 deductible applies to securities claims and oppressive conduct claims. The total annual premium for the directors and officers liability policy was $115,125, which is paid in full by Nobilis.

Currently, the insurance policies provide coverage to a total limit of $75,000,000 (including $10,000,000 in “difference of conditions” coverage) for the protection of the personal liability of the directors and officers and includes insurance to reimburse Nobilis for its indemnity of directors and officers up to a limit of $75,000,000 (including $10,000,000 in “difference of conditions” coverage) per loss and in the annual aggregate. Claims for which Nobilis seeks reimbursement are subject to a deductible of $25,000, $250,000, or $1,000,000, depending on the nature of the claim. For example, a $1,000,000 deductible applies to securities claims, and a $250,000 deductible applies to oppressive conduct claims. The total annual premium for the directors and officers liability policy was $145,000, which is paid in full by Nobilis.

In connection with the closing of the private placement that occurred on September 30, 2010, Nobilis purchased, for the benefit of the former directors and officers of Nobilis, as an extension to the then existing directors’ and officers’ insurance policies, non-cancellable run-off insurance providing continuous, uninterrupted coverage for the period of the closing of the private placement until six years after the closing.

DIRECTORS’ AND OFFICERS’ INDEMNITY ARRANGEMENTS

Each of Nobilis’s directors and officers is party to an indemnity agreement with Nobilis and its subsidiaries.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any Shareholder intending to present a proposal at our 2017 annual meeting of Shareholders and have the proposal included in the Proxy Statement and Management Information Circular and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than January 24, 2017 and must otherwise be in compliance with the requirements of the SEC's proxy rules.

Pursuant to our Advance Notice Policy, Shareholder director nominations must be made not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the tenth day following the (i) date of the public announcement of the Advance Notice Policy, with respect to the Meeting; or (ii) the Notice Date in respect of any subsequent annual meeting of Shareholders.

OTHER MATTERS

Management is not aware of any amendments or variations to matters identified in the Notice or of any other matters that are to be presented for action to the Meeting other than those described in the Notice.

Information stated in this Circular is dated as of May 26, 2016 except where otherwise indicated.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.SEDAR.com and financial information relating to the Company is provided in the Company’s consolidated financial statements and the Company’s Management’s Discussion and Analysis (the “MD&A”) for the year ended December 31, 2015.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public on our website at www.nobilishealth.com. Please note that information contained on our website, whether currently posted or posted in the future, is not a part of this Circular or the documents incorporated by reference in this Circular. This Circular also contains summaries of the terms of certain agreements that we have entered into that we have filed with the SEC. The descriptions contained in this Circular of those agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. You may request a copy of the agreements described herein, including copies of the Company’s financial statements, MD&A and Annual Report at no cost by writing or telephoning us at the following address: Nobilis Health Corp., Attention: General Counsel, 11700 Katy Freeway, Suite 300, Houston, Texas 77079, phone number (713) 355-8614. To request copies of the Company’s financial statements, MD&A or Annual Report, Shareholders may contact the Company’s Chief Financial Officer directly at Nobilis Health Corp., 11700 Katy Freeway, Suite 300, Houston, Texas 77079, phone number (713) 355-8614.

CERTIFICATE

The contents of this Circular and the sending thereof to the Shareholders has been approved by the Board. Dated: May 26, 2016

BY ORDER OF THE BOARD OF DIRECTORS

“Steve Ozonian” (signed)
Steve Ozonian
Chairman

EXHIBIT “A”
ADVANCE NOTICE POLICY

INTRODUCTION

Nobilis Health Corp. (the "Corporation") is committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote.

The purpose of this Advance Notice Policy (the "Policy") is to provide shareholders, directors and management of the Corporation with direction on the nomination of directors. This Policy is the framework by which the Corporation seeks to fix a deadline by which holders of record of common shares of the Corporation must submit director nominations to the Corporation prior to any annual or, if applicable, special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Corporation for the notice to be in proper written form.

It is the position of the Corporation that this Policy is beneficial to shareholders and other stakeholders. This Policy will be subject to an annual review, and will reflect changes as required by securities regulatory agencies or stock exchanges, or so as to meet industry standards.

NOMINATIONS OF DIRECTORS

1.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation (the "Board") may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

a.	by or at the direction of the Board, including pursuant to a notice of meeting;

b.

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act (British Columbia) (the "Act"), or a requisition of the shareholders made in accordance with the provisions of the Act; or

c.

by any person (a "Nominating Shareholder"): (A) who, at the close of business on the Notice Date (as defined below) and on the record date for notice at such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Policy.

2

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation in accordance with the provisions of this Policy.

3.	To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must be made:

a.

in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the "Notice Date") on which the first public announcement (as defined below) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following: (i) the date of the public announcement (as defined below) of this Policy, with respect to the 2016 annual meeting of shareholders; or (ii) the Notice Date in respect of any subsequent annual meeting of shareholders; or

b.

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement (as defined below) of the date of the special meeting of shareholders was made.

4.	To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must set forth:

a.

as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and

b.

as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below).

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee; provided, however, that, if such other information is requested and received by the Corporation, then the Corporation shall make all such additional information publicly available to shareholders.

5.

In addition, to be considered timely and in proper written form, a Nominating Shareholder’s notice shall be promptly updated and supplemented, if necessary, so that the information provided or required under this Policy to be provided in such notice shall be true and correct as of the record date for the meeting.

6.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Policy; provided, however, that nothing in this Policy shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The Chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

7.	For purposes of this Policy:

a.

"public announcement" shall mean disclosure in a press release reported by a national news service in the United States or Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com or www.sec.gov; and

b.

"Applicable Securities Laws" means the applicable securities legislation of each relevant province and territory of Canada and US securities laws, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada and US securities laws, as well as the rules and regulations of any securities exchange on the securities of the Corporation are listed or authorized for trading.

8.

Notwithstanding any other provision of this Policy, notice given to the Corporate Secretary of the Corporation pursuant to this Policy may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Corporate Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Corporate Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Eastern time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

9.	Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this Policy.

EFFECTIVE DATE

This Policy was approved and adopted by the Board on May 24, 2016 (the "Effective Date") and is and shall be effective and in full force and effect in accordance with its terms and conditions from and after such date. Notwithstanding the foregoing, if this Policy is not approved by ordinary resolution of shareholders of the Corporation present in person or voting by proxy at the next meeting of those shareholders validly held following the Effective Date, then this Policy shall terminate and be void and of no further force and effect following the termination of such meeting of shareholders.

EXHIBIT “B”
ADVANCE NOTICE POLICY RESOLUTION

BE IT RESOLVED THAT:

1)

The Advance Notice Policy relating to advance notice provisions for the nomination of directors of Nobilis Health Corp. (“Nobilis”), the full text of which is reproduced in Exhibit “A” to the management information circular of Nobilis dated May 26, 2016, is hereby approved, ratified and confirmed;

2)

Any director of Nobilis is authorized and directed, for an on behalf of Nobilis, to do, or cause to be done, all such acts and things and execute, whether under the corporate seal or otherwise, and deliver, or cause to be delivered, such other documents, agreements, certificates and statements, as any such director may deem necessary or desirable in order to carry out the foregoing resolution, the authority for the execution of such documents, agreements, certificates and statements and the doing of such other acts or things to be conclusively evidenced thereby.

EXHIBIT “C”
STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The corporate governance practices of Nobilis Health Corp. (“Nobilis” or the “Company”) meet or exceed the standards set out in the Canadian Securities Administrators’ National Instrument 52-109, Canadian Securities Administrators’ National Instrument 52-110 and the corporate governance standards and disclosure requirements in Canadian Securities Administrators’ National Policy 58-201 and National Instrument 58-101. The following Statement of Corporate Governance Practices highlights various elements of Nobilis’s corporate governance program.

The Board of Directors of the Company (the “Board”) is responsible for the stewardship of Nobilis and for the supervision of the management of the business and affairs of Nobilis. To meet its corporate governance responsibilities, the Board has adopted Corporate Governance Practices, set out below, that it believes benefit all stakeholders. The Board reviews these practices annually to ensure that they reflect the most current and appropriate governance standards for the Company.

1. Board of Directors

(a) Disclose the identity of directors who are independent.

(b) Disclose the identity of directors who are not independent, and describe the basis for that determination.

(c) Disclose whether or not a majority of directors are independent. If a majority of directors are not independent, describe what the Board of directors (the Board) does to facilitate its exercise of independent judgement in carrying out its responsibilities.

The Board annually reviews the independence of the directors. The Board reviews the directors’ employment status, other board memberships, shareholdings and business relationships to determine whether there are any relationships which might interfere with a director’s ability to make an independent judgment.

The Board has determined that all of the current members of the Board, other than Harry Fleming and Donald Kramer, are independent under applicable securities laws.

(d) If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

This information is contained under the heading “Matters to be Considered at the Meeting – Election of Directors” and includes the committees on which they serve.

(e)  Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If the independent directors do not hold such meetings, describe what the Board does to facilitate open and candid discussion among its independent directors.

Each meeting of the Board and of its committees is followed by the opportunity for an in camera meeting that management does not attend. The Board regularly takes advantage of such opportunities to conduct in camera meetings without the attendance of management. The Board also holds meetings at which members of management are not in attendance. There are two non-independent directors.

(f)  Disclose whether or not the chair of the Board is an independent director. If the Board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the Board has neither a chair that is independent nor a lead director that is independent, describe what the Board does to provide leadership for its independent directors.

The position of the Chair is currently held by Mr. Steve Ozonian. The Chair is an independent director and his mandate provides that he is accountable for ensuring that the Board carries out its responsibilities effectively and is able to carry out its duties to supervise the management of the business and affairs of the Issuer. The Chair’s principal responsibilities include providing leadership to the Board, advising and counselling management, promoting the flow of information amongst the members of the Board and generally managing the affairs of the Board.

(g) Disclose the attendance record of each director for all Board meetings held since the beginning of the issuer’s most recently completed financial year.

This information is contained under the heading “Matters to be Considered at the Meeting – Election of Directors”.

2. Board Mandate

(a) Disclose the text of the Board’s written mandate. If the Board does not have a written mandate, describe how the Board delineates its role and responsibilities.

The mandate of the Board is attached as Exhibit “D” to this Circular.

3. Position Description

(a) Disclose whether or not the Board has developed written position descriptions for the chair and the chair of each Board committee. If the Board has not developed written position descriptions for the chair and/or the chair of each Board committee, briefly describe how the Board delineates the role and responsibilities of each such position.

(b) Disclose whether or not the Board and CEO have developed a written position description for the CEO. If the Board and CEO have not developed such a position description, briefly describe how the Board delineates the role and responsibilities of the CEO.

The Board has developed position descriptions outlining the accountabilities for the Chairman of the Board, the Chair of each committee and the Chief Executive Officer. The position descriptions are reviewed on an annual basis and can be viewed upon request by contacting the Company’s Corporate Secretary and Chief Financial Officer.

4. Orientation and Continuing Education

(a) Briefly describe what measures the Board takes to orient new directors regarding:

(i) the role of the Board, its committees and its directors, and

(ii) the nature and operation of the issuer’s business.

The Board is responsible for developing and implementing, on recommendation of the Nominating and Corporate Governance Committee, a comprehensive orientation program for new directors. The Nominating and Corporate Governance Committee develops the orientation programs with a goal of assisting new directors in understanding: (a) the role of the Board and its committees; (b) the contribution individual directors are expected to make (including the commitment of time and energy that the Company expects from its directors); and (c) the nature and operation of the Company’s business.

(b) Briefly describe what measures, if any, the Board takes to provide continuing education for its directors. If the Board does not provide continuing education, describe how the Board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as Directors.

The Nominating and Corporate Governance Committee’s continuing education program assists directors to maintain or enhance their skills and abilities as directors and in ensuring that their knowledge and understanding of the Company’s business remains current. In addition to encouraging its directors to attend industry conferences, the Nominating and Corporate Governance Committee encourages board members to attend board education seminars.

5. Ethical Business Conduct

(a) Disclose whether or not the Board has adopted a written code for the directors, officers and employees. If the Board has adopted a written code:

(i) disclose how a person or company may obtain a copy of the code:

Nobilis has a strong commitment to the conduct of business in a lawful and ethical manner. The Board has adopted a written Code of Business Conduct and Ethics (the “Code”) for directors, officers and employees which are available at www.SEDAR.com.

(ii) describe how the Board monitors compliance with its code, or if the Board does not monitor compliance, explain whether and how the Board satisfies itself regarding compliance with its code:

The Code is given to all of the Company’s employees and such employees undertake in writing to abide by the Code on an annual basis. The Code sets out compliance and reporting procedures and provides for the confidential reporting of good faith concerns about any violation of the Code or related policies and guidelines. Any waiver of the Code for directors, managers or executive officers may be made only by the directors (or a committee of the Board) and will be promptly disclosed as required by law or stock exchange regulation.

(iii) provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code:

No departures from the Code by a director or executive officer have been permitted by the Board; accordingly, no material change reports that pertain to any conduct of a director or executive officer has been needed or filed.

(b) Describe any steps the Board takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.

Conflicts of interest are prohibited as a matter of policy, except as may be approved by the Board. If a director is unsure whether he or she has a conflict of interest, he or she should consult with the Nominating and Corporate Governance Committee. Any director, manager, officer or employee of the Company or its subsidiaries who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor or department head and consult the procedures set out in the Code under the heading “Compliance Procedures”.

(c) Describe any other steps the Board takes to encourage and promote a culture of ethical business conduct.

The Code, the mandate of the Board, as well as a number of other policies implemented by Nobilis, including insider trading and whistle blowing policies, serve to promote and encourage a culture of ethical business conduct within Nobilis.

6. Nomination of Directors

(a) Describe the process by which the Board identifies new candidates for Board nomination.

(b)  Disclose whether or not the Board has a nominating committee composed entirely of independent directors. If the Board does not have a nominating committee composed entirely of independent directors, describe what steps the Board takes to encourage an objective nomination process.

(c) If the Board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

The Nominating and Corporate Governance Committee, composed solely of independent directors, has the responsibility of identifying individuals qualified to become new directors of the Company and recommending to the Board the directors to be nominated for election at annual meetings of shareholders.

In evaluating the competencies and skills of potential new directors, the Nominating and Corporate Governance Committee considers: (a) the competencies and skills the Board, as a whole, should possess; (b) the competencies and skills each existing director possesses; and (c) the experience and skills each new nominee would bring to the Board.

Further information regarding the Nominating and Corporate Governance Committee’s responsibilities, powers and operations is set out below, under the headings “Compensation” and “Assessments”.

7. Compensation

(a) Describe the processes by which the Board determines the compensation for the issuer’s directors and officers.

The Board, with the assistance of the Compensation Committee and independent external advisors, if any, is responsible for reviewing management and director compensation to ensure that it meets the objective of properly aligning the interests of management and directors with the long-term interests of the Company.

The Board approves the compensation of the Chief Executive Officer and considers recommendations of the Chief Executive Officer with respect to the compensation of other members of senior management. The Board has directed the Compensation Committee to consider matters related to executive compensation and to report and make recommendations to the Board with respect to such matters. Further information on this issue is contained under the heading “Statement of Executive Compensation”.

(b)  Disclose whether or not the Board has a compensation committee composed entirely of independent directors. If the Board does not have a compensation committee composed entirely of independent directors, describe what steps the Board takes to ensure an objective process for determining such compensation.

(c) If the Board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.

The Compensation Committee, composed entirely of independent directors, assists the Board in its oversight of executive and director compensation and undertakes the responsibility for: (a) reviewing and making recommendations to the Board with respect to compensation of the Chief Executive Officer; (b) making recommendations to the Board with respect to non-CEO officer compensation, incentive compensation plans and equity-based plans; and (c) reviewing Nobilis’s compensation disclosure in public documents and preparing the annual report on executive compensation for inclusion in the Company’s information circulars.

(d)  If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained. If the consultant or advisor has been retained to perform other work for the issuer, state that fact and briefly describe the nature of the work.

During 2015, the Compensation Committee engaged a compensation consultant, Pearl Meyer, to assist in determining compensation for the issuer’s directors and officers. Pearl Meyer reports directly to the Compensation Committee and does not provide any non-compensation related services to the Company.

8. Other Board Committees—If the Board has other standing committees, other than audit, compensation and nominating committees, identify the committees and describe their function.

The Board maintains two other standing committees: the Compliance Committee and the Strategic Acquisitions Committee. The primary purposes of our Compliance Committee are to (i) assist the Board in fulfilling its responsibilities relating to our regulatory compliance activities and (ii) monitor and evaluate our compliance with all federal, state and local regulatory requirements to which we are subject; provided, however, that the Compliance Committee is not responsible for obligations relating to compliance with tax and securities-related laws, rules or regulations, which remain the responsibility of the Audit Committee. The Board’s Strategic Acquisitions Committee assists the Board in fulfilling its responsibilities relating to the development, articulation, and execution of the Company’s long-term strategic plan, and the review, evaluation, and approval of certain strategic transactions.

9.  Assessment—Disclose whether or not the Board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the Board satisfies itself that the Board, its committees, and its individual directors are performing effectively.

The Nominating and Corporate Governance Committee is charged with developing and recommending to the Board a process for reviewing the performance and effectiveness of the Board as a whole, the committees of the Board and the contributions of individual directors on an annual basis. Each of the Board as a whole, and each standing Committee, is to review performance and effectiveness annually in accordance with the applicable charters. These assessments are completed on an annual basis.

Additional Corporate Governance Practices

Director Share Ownership

The Board has adopted a policy encouraging all of Nobilis’s directors to purchase and hold securities of Nobilis.

Majority Voting Policy

The Board has adopted a majority voting policy to ensure that each member of the Board carries the confidence and support of the shareholders (the “Policy”). In an uncontested election of directors of Nobilis to which the Policy applies, each director should be elected by the vote of a majority of the Common Shares represented in person or by proxy at the shareholders meeting convened for such election of directors. If any nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” such election, the Policy requires that such director promptly tenders his or her resignation to the Board following the meeting, to be effective upon acceptance by the Board. In such a case, the Nominating and Corporate Governance Committee will review the circumstances of the election and make a recommendation to the Board as to whether or not to accept the tendered resignation. Any director who has tendered his or her resignation may not participate in the deliberations of the Nominating and Corporate Governance Committee or the Board. The Board must accept the tendered resignation, except in situations where exceptional circumstances would warrant the director to continue to serve on the Board, as soon as reasonably possible and in any event within 90 days of the election and announce its decision through a press release.

Subject to any corporate law restrictions or requirements, if a resignation is accepted, the Board may leave the resulting vacancy unfilled until the next annual meeting of Shareholders. Alternatively, it may fill any resulting vacancy through the appointment of a new director whom the Board considers to merit the confidence of the Shareholders, or it may call a special meeting of shareholders at which there will be presented a management nominee or nominees to fill the vacant position or positions. The Policy does not apply in circumstances involving contested director elections.

Term Limits

Industry and institutional knowledge along with commitment and expertise are vital to the successful functioning of the Board. Given the nature and size of the Company’s business and its industry, the Board has determined that while it is committed to fostering diversity among Board members, it would be unduly restrictive and not in the best interest of the Company to adopt specific director term limits since term limits run the risk of acting as a substitute for proper board self-assessment and renewal. The Company has found that having long standing directors on its Board does not negatively impact Board effectiveness, and instead contributes to boardroom dynamics such that the Company has for many years had a consistently high performing Board and the imposition of director term limits on a board implicitly discounts the value of experience and continuity amongst Board members and runs the risk of excluding experienced and potentially valuable Board members as a result of an arbitrary determination. Diversity and Board renewal will be supported through the other mechanisms designed to address the needs of the Company (as described below under the heading “Diversity and Representation of Women”) and not through the imposition of term limits on directors.

Diversity and Representation of Women

The Company is committed to diversity and inclusion at all levels in the workplace and on the Board. This includes a commitment to ensuring there are no systemic barriers or biases in the Company’s policies, procedures and practices. The Company believes that diversity, including gender diversity, is an important consideration for any Board or senior management appointment. However, the Company has not adopted a written policy or implemented specific targets or quotas for gender or other diversity representation as, due to the small size of the Board and senior management, the Company needs to consider a balance of criteria in each individual appointment to ensure that the overall composition of the Board and senior management meets the needs of the Company and Shareholders. While gender diversity is one of the primary criteria, the Company does not believe that any Board nominee or senior manager should be chosen nor excluded solely or largely because gender. Rather, the merits of the candidate and the needs of the Company at the relevant time are also critically important.

As of the date of this Circular, there is one (1) woman on the Board and none of Company’s (and its principal subsidiaries) executive officers is a woman.

Communication Policies

To facilitate and foster relations with shareholders and stakeholders, the Company has established policies relating to the treatment and disclosure of information about Nobilis on a timely, accurate, understandable and broadly disseminated basis. Information relating to Nobilis is reviewed by senior management and others as required, for a determination of materiality and, if appropriate, public disclosure. Nobilis has reviewed its disclosure policies and practices to ensure full, fair and timely disclosure of information. Nobilis communicates with individual shareholders, institutional investors and financial analysts through its senior management, who provide an information report at each Board meeting on share performance, issues raised by shareholders and analysts, Nobilis’s institutional shareholder base and a summary of recent investor relations activities.

Communication with the Board

Shareholders may communicate with our Board by writing to Nobilis Health Corp., 11700 Katy Freeway, Suite 300, Houston, Texas, United States 77079, Attention: Corporate Secretary. All correspondence will be forwarded to the Chairman, except for mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Shareholders wishing to recommend candidates for the Board may communicate with the Nominating and Corporate Governance Committee at the same address.

Audit Committee

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Steve Ozonian, Richard Ganley and Jennifer Hauser, each of whom satisfies the independence requirements under NYSE MKT listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairman of our Audit Committee is Mr. Ozonian. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, our Board of Directors has examined each Audit Committee member’s scope of experience. The Board of Directors of the Company has determined that Mr. Ozonian is considered an audit committee financial expert as defined by Item 407 of Regulation S-K.

The Board has adopted a Charter for the Audit Committee which sets out the Committee’s mandate, organization, powers and responsibilities. A copy of the Audit Committee charter can be found on our website at www.nobilishealth.com. Our Audit Committee Charter complies with Rule 10A-3 and the requirements of the NYSE MKT. During the fiscal year ended December 31, 2015, the Audit Committee met six times.

EXHIBIT “D”
MANDATE OF THE BOARD OF DIRECTORS
OF
NOBILIS HEALTH CORP.

MANDATE OF THE BOARD OF DIRECTORS1

                   The purpose of this mandate is to set out the mandate and responsibilities of the board of directors of Nobilis Health Corp. (the “Issuer”).

Composition

                   The board of directors shall be constituted with a majority of individuals who qualify as “independent directors” as defined in Multilateral Instrument 52-110 – Audit Committees.

Responsibilities of the Board of Directors

                   The board of directors is responsible for the stewardship of the Issuer and in that regard shall be specifically responsible for:

(i)

adopting a strategic planning process and approving, on at least an annual basis, a budget, and evaluating and discussing a strategic plan for the upcoming year which takes into account, among other things, the opportunities and risks of the Issuer’s business and investments;

(ii)

to the extent feasible, satisfying itself as to the integrity of the Chief Executive Officer and Chief Financial Officer of the Issuer and Northstar Healthcare Acquisitions, L.L.C. (collectively, “Management”) and that such officers create a culture of integrity throughout the organization;

(iii)	the identification of the principal risks of the Issuer’s business and ensuring the implementation of appropriate systems to manage these risks;

(iv)	ensuring that the Issuer complies with all applicable laws and legal requirements;

(v)	succession planning;

(vi)

adopting a communication policy which enables the Issuer to communicate effectively and addresses how the Issuer interacts with all of its stakeholders, including analysts and the public, contains measures for the Issuer to avoid selective disclosure and is reviewed at such intervals or times as the board deems appropriate;

(vii)	ensuring the integrity of the Issuer’s internal control and management information systems;

(viii)	establishing and maintaining a standing audit committee of the board of directors (the “Audit Committee”);

(ix)	reviewing and reassessing the adequacy of the terms of reference of the Audit Committee at such intervals or times as the board deems appropriate;

(x)	receiving recommendations of the Audit Committee respecting, and reviewing and approving, the audited, interim and any other publicly announced financial information of the Issuer;

1 This mandate is based largely on National Policy 58-201 – Corporate Governance Guidelines (the “Policy”).

(xi)	developing the Issuer’s approach to governance, including developing a set of governance principles and guidelines that are specifically applicable to the Issuer;

(xii)	implementing a process for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors;

(xiii)	implementing a process for examining the size of the board of directors and undertaking, where appropriate, a program to establish a board size which facilitates effective decision-making;

(xiv)

implementing a process for reviewing the adequacy and form of compensation of directors and ensuring that compensation realistically reflects the responsibilities and risk involved in being a director;

(xv)

meeting regularly with Management to receive reports respecting the performance of the Issuer, new and proposed initiatives, the Issuer’s business and investments, Management concerns and any areas of concern involving the Issuer; and

(xvi)	meeting regularly without Management.

                   While the board of directors is called upon to “manage” the business and affairs of the Issuer, the Issuer has delegated responsibility for managerial and executive oversight and certain administrative services to Management. The board of directors is responsible for the on-going strategic planning process of the Issuer, approving the goals of the business and the strategies and policies within which it is managed, and then stepping back and evaluating Management’s performance. Reciprocally, Management keeps the board of directors fully informed of the progress of the Issuer and its subsidiaries towards the achievement of their established goals and of all material deviations from the goals or objectives and policies established by the board of directors in a timely and candid manner.

                   It is recognized that every director in exercising powers and discharging duties must act honestly and in good faith with a view to the best interest of the Issuer. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In this regard, they will comply with their duties of honesty, loyalty, care, diligence, skill and prudence.

                   In addition, directors are expected to carry out their duties in accordance with policies adopted by the board of directors from time to time, the current policy being annexed hereto as Appendix A.

                   It is expected that Management will co-operate in all ways to facilitate compliance by the board of directors with its legal duties by causing the Issuer and its subsidiaries to take such actions as may be necessary in that regard and by promptly reporting any data or information to the board of directors that may affect such compliance.

Responsibilities of Chair

                   The role and responsibilities of the Chair of the board of directors are set out below:

(i)	the Chair shall be expected to attend and chair meetings of the board of directors of the Issuer and shareholders of the Issuer;

(ii)	the Chair shall be an independent director;

(iii)

the Chair shall not be expected to and shall not perform policy making functions other than in his or her capacity as a director of the Issuer. The Chair shall not have the right or entitlement to bind the Issuer in his or her capacity as Chair;

(iv)

the Chair shall provide direction with respect to the dates and frequencies of board meetings and related committee meetings and the Chair shall liaise with the Chief Executive Officer to prepare board meeting agendas;

(v)	the Chair shall ensure that the board understands the boundaries between board and management responsibilities; and

(vi)

the Chair shall ensure that the board of directors carries out its responsibilities effectively, which will involve the board meeting on a regular basis without management present and may involve assigning responsibility for administering the board’s relationship with management to a committee of the board.

Decisions Requiring Prior Approval of the Board of Directors

                   Approval of the board of directors shall be required for:

(i)	dividends;

(ii)	significant acquisitions/dispositions;

(iii)	related party transactions;

(iv)	the public dissemination of any financial information;

(v)	the issuance or repurchase of securities of the Issuer;

(vi)	the terms of reference of committees of the board; and

(vii)	any other matter that would give rise to a “material change” to the Issuer.

                   In considering related party transactions, when appropriate, the board of directors will review a report of an independent financial advisor in making their decision. The foregoing list is intended to specify particular matters requiring board approval and is not intended to be an exhaustive list.

Measures for Receiving Shareholder Feedback

                   All publicly disseminated materials of the Issuer shall provide for a mechanism for feedback of shareholders. Persons designated to receive such information shall be required to provide a summary of the feedback to the directors on a semi-annual basis or at such other more frequent intervals as they see fit.

Meetings

                   The board of directors will meet not less than four times per year: three meetings to review quarterly results; and one prior to the issuance of the annual financial results of the Issuer. Unless otherwise set by the directors, a quorum for the meetings shall be three directors. From time to time directors may be asked to participate in board retreats which may last one to three days.

Meeting Guidelines

                   Directors will be expected to have read and considered the materials sent to them in advance of each meeting, and to be prepared to discuss the matters contained in such materials at the meeting. Administrative matters (e.g., bank signing resolutions, etc.) which require a vote will be batched for voting purposes. Directors will be expected to ask questions relating to batched items in advance of the meeting. The notice of meeting will highlight significant matters to be dealt with at each meeting so that directors can focus on reviewing the related materials. Management will be made accessible to directors at board meetings and committee meetings to fulfill their obligations.

Remuneration

                   Remuneration shall be at a level which will attract and motivate professional and competent members.

Telephone Board Meetings

                   A director may participate in a meeting of the directors or in a committee meeting by means of telephone, electronic or such other communications facilities as permit all persons participating in the meeting to communicate with each other and a director participating in such a meeting by such means is deemed to be present at the meeting.

                   While it is the intent of the board of directors to follow an agreed meeting schedule as closely as possible, it is felt that, from time to time, with respect to time sensitive matters telephone board meetings may be required to be called in order for directors to be in a position to better fulfill their legal obligations. Alternatively, management may request the directors to approve certain matters by unanimous consent.

Expectations of Management

                   Management shall be required to report to the board of directors at the request of the board on the performance of the Issuer, new and proposed initiatives, the Issuer’s business and investments, management concerns and any other matter the board or its Chair may deem appropriate. In addition, the board expects Management to promptly report to the Chair of the board any significant developments, changes, transactions or proposals respecting the Issuer or its subsidiaries.

APPENDIX A

POLICY OF PRACTICES FOR DIRECTORS

Attendance at Meetings

                   Each director is expected to have a very high record of attendance at meetings of the board of directors, and at meetings of each committee on which the director sits. A director is expected to:

(i)	advise the Chair as to planned attendance at board and committee meetings shortly after meeting schedules have been distributed;

(ii)	advise the Chair as soon as possible after becoming aware that he or she will not be able to attend a meeting; and

(iii)	attend a meeting by conference telephone if unable to attend in person.

Preparation for Meetings

                   Directors are expected to carefully review and consider the materials distributed in advance of a meeting of the board of directors or a committee of the board of directors. Directors are also encouraged to contact the Chair, the Chief Executive Officer and any other appropriate officers to ask questions and discuss agenda items prior to meetings.

Conduct at Meetings

                   Directors are expected to ask questions and participate in discussions at meetings, and to contribute relevant insights and experience. In discussions at meetings, a director should:

(i)	be candid and forthright;

(ii)	not be reluctant to express views contrary to those of the majority;

(iii)	be concise and, in most circumstances, respect the time constraints of a meeting; and

(iv)	be courteous to and respectful of other directors and guests in attendance.

Knowledge of the Issuer’s Business

                   Directors are expected to be knowledgeable with respect to the various fields and divisions of business of the Issuer. Although Management has a duty to keep the board of directors informed about developments in the Issuer’s business, directors have a primary duty of care and diligence, which includes a duty of inquiry. Directors should:

•	ask questions of Management and other directors/managers, at meetings and otherwise, to increase their knowledge of the business of the Issuer;

•	familiarize themselves with the risks and challenges facing the business of the Issuer;

•	read all internal memoranda and other documents circulated to the directors, and all reports and other documents issued by the Issuer for external purposes;

•	insist on receiving adequate information from Management with respect to a proposal before board approval is requested;

•	familiarize themselves with the Issuer’s competitors by, among other things, reading relevant news, magazine and trade journal articles; and

•	familiarize themselves with the legal and regulatory framework within which the Issuer carries on its business.

Personal Conduct

                   Directors are expected to:

(i)	exhibit high standards of personal integrity, honesty and loyalty to the Issuer;

(ii)	project a positive image of the Issuer to news media, the financial community, governments and their agencies, shareholders and employees;

(iii)	be willing to contribute extra efforts, from time to time as may be necessary including, among other things, being willing to serve on committees of the board; and

(iv)

disclose any potential conflict of interest that may arise with the business or affairs of the Issuer and, generally, avoid entering into situations where such conflicts could arise or could reasonably be perceived to arise.

Independent Advice

                   In discharging its mandate the board shall have the authority to retain (and authorize the payment by the Issuer of) and receive advice from, special legal, accounting or other advisors and outside consultants if appropriate.

Other Directorships and Significant Activities.

The Issuer values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities also may present demands on a director’s time and availability and may present conflicts or legal issues, including independence issues. No director should serve on the board of a competitor or of a regulatory body with oversight of the Issuer. Each director should, when considering membership on another board or committee, make every effort to ensure that such membership will not impair the director’s time and availability for his or her commitment to the Issuer. Directors should advise the chair of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting membership on other public company boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director’s relationship to the Issuer.

APPENDIX B

DEFINITIONS

“independent director” means a director who has no direct or indirect material relationship with the Issuer. 2

“material relationship” means a relationship which could, in the view of the board of directors of the Issuer, be reasonably expected to interfere with the exercise of a member’s independent judgement. Without limiting the generality of the foregoing, the following individuals are considered to have a material relationship with the Issuer: 3

(a)	an individual who is, or has been within the last three years, an employee or executive officer [4] of the Issuer;

(b)	an individual whose immediate family member is, or has been within the last three years, an executive officer of the Issuer;

(c)	an individual who:

(i)	is a partner[5] of a firm that is the Issuer’s internal or external auditor,

(ii)	is an employee of that firm, or

(iii)	was within the last three years a partner or employee of that firm and personally worked on the Issuer’s audit within that time;

(d)	an individual whose spouse, minor child or stepchild, or child or stepchild who shares a home with the individual:

(i)	is a partner of a firm that is the Issuer’s internal or external auditor,

(ii)	is an employee of that firm and participates in its audit, assurance or tax compliance (but not tax planning) practice, or

(iii)	was within the last three years a partner or employee of that firm and personally worked on the Issuer’s audit within that time;

(e)

an individual who, or whose immediate family member, is or has been within the last three years, an executive officer of an entity if any of the Issuer’s current executive officers serves or served at that same time on the entity’s compensation committee; and

___________________________________________

2 For the purpose of the definitions of “independent director” and “material relationship” in this Appendix, “Issuer” includes a subsidiary entity of the Issuer and a parent of the Issuer, as applicable.

3 An individual will not be considered to have a material relationship with the Issuer solely because he or she had a relationship identified in this definition if that relationship ended before March 30, 2004 or, if such relationship was with a subsidiary entity of the Issuer or a parent of the Issuer, that relationship ended before June 30, 2005. An individual will not be considered to have a material relationship with the Issuer solely because the individual or his or her immediate family member has previously acted as an interim chief executive officer of the Issuer or acts, or has previously acted, as a chair or vice-chair of the board of directors or of any board committee of the Issuer on a part-time basis.

4 An “executive officer” includes any individual who performs a policy-making function in respect of the entity.

5 A partner does not include a fixed income partner whose interest in the firm that is the internal or external auditor is limited to the receipt of fixed amounts of compensation (including deferred compensation) for prior service with that firm if the compensation is not contingent in any way on continued service.

(f)

an individual who received, or whose immediate family member who is employed as an executive officer of the Issuer received, more than $75,000 in direct compensation[6] from the Issuer during any 12 month period within the last three years.[7]

______________________________________________

6 Direct compensation does not include: (a) remuneration for acting as a member of the board of directors or of any board committee of the Issuer; and (b) the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Issuer if the compensation is not contingent in any way on continued service.

7 An individual who: (a) has a relationship with the Issuer pursuant to which the individual may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Issuer or any subsidiary entity of the Issuer, other than as remuneration for acting in his or her capacity as a member of the board of directors or any board committee, or as a part-time chair of the board or any board committee; or (b) is an affiliated entity of the Issuer or any of its subsidiary entities, is considered to have a material relationship with the Issuer. The indirect acceptance by an individual of any consulting, advisory or other compensatory fee includes acceptance of a fee by: (a) an individual’s spouse, minor child or stepchild, or a child or stepchild who shares the individual’s home; or (b) an entity in which such individual is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Issuer or any subsidiary entity of the Issuer. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Issuer if the compensation is not contingent in any way on continued service.

EXHIBIT “E”
CHANGE OF AUDITOR REPORTING PACKAGE

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2015

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(713) 355-8614

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01                   CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Resignation of Calvetti Ferguson P.C.

On September 2, 2015, Calvetti Ferguson P.C. (“Calvetti”) tendered its resignation as the independent registered public accounting firm of Nobilis Health Corp. (the “Company”). Calvetti’s resignation will be effective as of August 14, 2015 following the Company’s filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015. Calvetti’s resignation as the Company’s independent auditors followed the Company’s determination to engage another independent auditing firm. The foregoing determination by the Company was made upon approval and recommendation of the Audit Committee of the Board of Directors (the “Audit Committee”).

Calvetti reported on the Company’s financial statements for the years ended as of December 31, 2014 and 2013. Calvetti’s reports on the Company’s financial statements for such fiscal periods as of December 31, 2014 and 2013, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2014 and 2013 and the interim period through the effective date of Calvetti’s resignation, (i) there were no disagreements with Calvetti on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Calvetti’s satisfaction, would have caused Calvetti to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such year, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Calvetti with a copy of the foregoing disclosures and requested that it furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of Crowe Horwath LLP

On September 2, 2015, the engagement of Crowe Horwath LLP (“Crowe”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2015 was reviewed, recommended and approved by the Audit Committee and ratified by the Company’s Board of Directors.

ITEM 9.01                   FINANCIAL STATEMENTS AND EXHIBITS.

(d)	16.1 Cavetti Letter dated September 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

Date: September 4, 2015

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

16.1	Cavetti Letter dated September 2, 2015.

Exhibit 16.1

September 2, 2015

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated September 2, 2015, of Nobilis Health Corp. and are in agreement with the statements in the paragraphs within that Item as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ CALVETTI FERGUSON P.C.
Houston, Texas

September 2, 2015

British Columbia Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
Nova Scotia Securities Commission
Financial and Consumer Services Commission (New Brunswick)
Office of the Superintendent of Securities (Prince Edward Island)
Office of the Superintendent of Securities Service Newfoundland and Labrador
Northwest Territories Securities Office
Nunavut Securities Office
Office of the Superintendent of Securities (Yukon Territory)

Dear Sirs/Mesdames:

Re:                    Nobilis Health Corp. – Change of Auditor

Pursuant to National Instrument 51-102 – Continuous Disclosure Obligations, we have reviewed the information contained in the Notice of Change of Auditor of Nobilis Health Corp. dated September 2, 2015 (the “Notice”) and, based on our knowledge of such information at this time, we agree with the statements made in the Notice.

Yours very truly,

“Calvetti, Ferguson P.C.”

Certified Public Accountants
Houston, Texas

Nobilis Health Corp.
Appointment of Proxyholder

I/We, being holder(s) of common shares of (the "**Corporation**"), hereby appoint: Kenneth Klein, Chief Financial Officer, or, failing him, Matthew Maruca, General Counsel OR

____

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxy sees fit) on all the following matters and any other matter that may properly come before the Annual General Meeting of Shareholders of the Corporation to be held at 10:00 a.m. (Houston Time) on June 28, 2016 at the Corporation's offices at 11700 Katy Freeway, Houston, Texas 77079, in Houston, Texas (the "Meeting"), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

The Board of Directors of the Corporation recommends voting FOR all of the following resolutions. Please use a dark black pencil or pen.

	FOR	*AGAINST*
1. Setting the Number of Directors Setting the number of directors of the Corporation at seven (7) directors for the ensuing year.	☐	☐

2. Election of Directors	*FOR*	*WITHHOLD*
1. Steve Ozonian	☐	☐
2. Donald Kramer	☐	☐
3. Jennifer Hauser	☐	☐
4. Tom Foster	☐	☐
5. Michael C. Nichols	☐	☐
6. Richard Ganley	☐	☐
7. Peter Horan	☐	☐

	FOR	*WITHHOLD*
3. Appointment of Auditors Appointment of Crowe Horwath LLP as Auditors	☐	☐

	FOR	*AGAINST*
4. Ratification of the Advance Notice Policy Approve the Advance Notice Policy Resolution, the full text of which is set forth in Exhibit "B" to the accompanying management information circular.	☐	☐

Under applicable Canadian and United States Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below. You may also complete an online form at: www.canstockta.com/financialstatements and input code 5096A.

- ☐ I would like to receive quarterly financial statements
- ☐ I would like to receive annual financial statements
- ☐ I would like to receive the Corporation's Quarterly Reports on Form 10-Q
- ☐ I would like to receive Corporation's Annual Report on Form 10-K
- ☐ I would like to receive future mailings by email at ______________

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted FOR a matter by Management's appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.**

______________________________ ____________

Signature(s) Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions.

TO BE VALID, this proxy must be received no later than 10:00 a.m. (Houston time) on June 24, 2016 or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned or postponed Meeting.

Proxy Form – Annual General Meeting of Shareholders of Nobilis Health Corp. to be held on June 28, 2016 at the Corporation's offices at 11700 Katy Freeway, Houston, Texas 77079, in Houston, Texas at 10:00 a.m. (Houston time) and any postponement or adjournment thereof (the "Meeting")

Notes to Proxy

1. **Every shareholder has the right to appoint a person or company of their choice other than the persons designated in this proxy, who need not be a shareholder, to attend and act on their behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of such person in the blank space provided.**

2. This form of proxy must be dated and signed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, this form of proxy must be executed under its corporate seal or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If this proxy is not dated, it will be deemed to bear the date on which it was mailed by or on behalf of Management.

3. **In many cases, common shares beneficially owned by a holder (a "Non-Registered Holder") are registered in the name of a securities dealer or broker or other intermediary or a depositary. Non-Registered Holders should, in particular, review the section entitled "How do I vote if I am a non-registered Shareholder?" in the Management Information Circular of the Corporation dated May 18, 2016 and carefully follow the instructions of their intermediaries.**

4. **The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, however, if such direction is not made in respect of any matter, this proxy will be voted FOR such matter.**

5. If any amendments or variations to matters identified in the notice of annual meeting are proposed at the Meeting or any postponement or adjournment thereof, or if any other matters properly come before the Meeting or any postponement or adjournment thereof, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting or any postponement or adjournment thereof.

6. Reference is made to the Management Information Circular of the Corporation dated May 18, 2016 for further information regarding the completion and use of this proxy and other information pertaining to the Meeting. This proxy should be read in conjunction with the documentation provided by Management.

This proxy is solicited by and on behalf of Management of the Corporation.

How to Vote

MAIL, FAX or EMAIL

- Complete and return your signed proxy in the envelope provided or send to:

  CST Trust Company
  P.O. Box 721
  Agincourt, ON M1S 0A1

- You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and United States to 1-866-781-3111 or scan and email to proxy@canstockta.com.

An undated proxy is deemed to be dated on the day it was received by CST.

If you wish to receive investor documents electronically in future, please visit www.canstockta.com/electronicdelivery to enrol.